UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to § 240.14a-12

CARMIKE CINEMAS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2011

The Annual Meeting of Stockholders of Carmike Cinemas, Inc. will be held at the offices of King & Spalding LLP located at 1180 Peachtree Street, Atlanta, Georgia 30309 on Friday, May 20, 2011, commencing at 9:00 a.m., local time.

At the meeting, the stockholders will be asked to:

1.	Elect the seven (7) director nominees described in this Proxy Statement to serve for the ensuing year or until their successors are duly elected and have qualified;

2.	Approve an amendment to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan including an increase to the aggregate number of shares of common stock authorized for issuance under the plan;

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011;

4.	Conduct an advisory vote on executive compensation, often referred to as a “say on pay”;

5.	Conduct an advisory vote on the frequency of future advisory votes on executive compensation, often referred to as a “say when on pay”; and

6.	Transact any other business that may properly be brought before the meeting.

The Board of Directors has fixed the close of business on Monday, April 4, 2011, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.

By Order of the Board of Directors,

LEE CHAMPION

Secretary

Columbus, Georgia

April 20, 2011

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

CARMIKE CINEMAS, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2011

This proxy statement and the accompanying proxy card are furnished to the stockholders of Carmike Cinemas, Inc. (which we refer to as “we,” “us,” “our” and “Carmike” in this proxy statement) in connection with the solicitation of proxies by the Board of Directors of Carmike for use at the Annual Meeting of Stockholders to be held on Friday, May 20, 2011 (the “Annual Meeting”), at the offices of King & Spalding LLP at 1180 Peachtree Street, Atlanta, Georgia 30309 at 9:00 a.m., local time, and any adjournments thereof. All stockholders are encouraged to attend the meeting. Carmike expects to mail this proxy statement and accompanying proxy card to Carmike’s stockholders starting on or about April 20, 2011. Carmike’s 2010 Annual Report to stockholders, which should be read in conjunction with the matters discussed in this proxy statement, is also enclosed. Your proxy is requested, however, whether or not you attend in order to assure maximum participation.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 20, 2011.

The proxy statement and the 2010 Annual Report to stockholders are available at http://www.cfpproxy.com/5234

At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this proxy statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. When you sign the proxy card, you appoint S. David Passman III, Fred W. Van Noy and Lee Champion as your representatives at the meeting. Mr. Passman, Mr. Van Noy and Mr. Champion will vote your shares at the meeting as you have instructed them on the proxy card. This way your shares will be voted whether or not you attend the annual meeting. If you return a signed card but do not provide voting instructions, your shares will be voted for the seven named nominees, to approve the amendment to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan, to ratify Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011, for the approval, on an advisory basis, of executive compensation, and for an advisory vote on executive compensation every ONE year. If any issue comes up for vote at the meeting that is not on the proxy card, Mr. Passman, Mr. Van Noy and Mr. Champion will vote your shares, under your proxy, in their discretion.

Any proxy signed and returned by you may be revoked at any time before it is voted by your delivering a new duly executed proxy card bearing a later date or by your appearing and voting in person at the meeting. The expenses incidental to the preparation and mailing of these proxy materials are being paid by Carmike. Special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail, facsimile or mail by one or more of our employees. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies. Such solicitation may be made personally, or by telephone, electronic mail, facsimile or mail. The anticipated cost of the services of Innisfree M&A Incorporated is $10,000, plus expenses.

We expect to announce preliminary voting results at the meeting. Carmike will publish the final results of the stockholder voting on a Form 8-K that it will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

The principal executive offices of Carmike are located at 1301 First Avenue, Columbus, Georgia 31901. The telephone number is (706) 576-3400.

QUORUM AND VOTING REQUIREMENTS

The close of business on Monday, April 4, 2011 has been fixed as the record date for the determination of stockholders of Carmike entitled to notice of and to vote at the Annual Meeting. On that date, Carmike had outstanding 12,882,673 shares of Common Stock, $.03 par value (the “Common Stock”). Each share of Common Stock entitles the holder thereof to one vote per share on all matters properly coming before the meeting.

At the Annual Meeting, the holders of stock representing a majority of the voting power of all Common Stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum. Abstentions will be treated as present for purposes of determining a quorum.

If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances if you do not provide voting instructions. These circumstances include certain “routine” matters, such as the ratification of an independent registered public accounting firm. Therefore, if you do not provide voting instructions, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

A brokerage firm cannot vote customers’ shares on non-routine matters, such as the election of directors, the amendment to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan, the advisory vote on executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation. If your brokerage firm has not received voting instructions on a non-routine matter, these shares are considered “broker non-votes” to the extent that the brokerage firm submits a proxy. Broker non-votes are counted for purposes of establishing a quorum to conduct business at the meeting but will have no effect on the outcome of the non-routine proposals.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. This means that the seven directors receiving the greatest number of votes will be elected as directors. Votes may be cast in favor of or withheld from each nominee. Votes that are withheld will have no effect.

The amendment to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan will require the affirmative vote of a majority of the votes of the holders of the Common Stock represented and entitled to vote at a meeting at which a quorum is present. Votes may be cast “for” or “against” the amendment to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan or a stockholder may abstain. Abstentions will be included in the number of votes present and entitled to vote and accordingly will be treated as “against” votes.

Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011 requires the affirmative vote of a majority of the votes of the holders of the Common Stock represented and entitled to vote at a meeting at which a quorum is present. Votes may be cast “for” or “against” ratification or a stockholder may abstain. Abstentions will be included in the number of votes present and entitled to vote and accordingly will be treated as “against” votes.

The advisory vote on the compensation of the named executive officers as disclosed in this proxy statement requires the affirmative vote of a majority of the votes of the holders of the Common Stock represented and entitled to vote at a meeting at which a quorum is present. Votes may be cast “for” or “against” approval or a stockholder may abstain. Abstentions will be included in the number of votes present and entitled to vote and accordingly will be treated as “against” votes.

With respect to the advisory vote on the frequency of future advisory votes on executive compensation, there is no threshold vote that must be obtained for the proposal to “pass”. Rather, the Board of Directors will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation. Votes may be cast for a future advisory vote every “one year,” “two years” or “three years” or a stockholder may abstain.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors has nominated the seven individuals named below for election as directors of Carmike, each to serve until the next annual meeting of stockholders or until his or her respective successor is duly elected and qualified, or until his or her death, resignation, retirement or removal. The Compensation and Nominating Committee of the Board of Directors also evaluates other candidates for election to the Board of Directors from time to time and to fill vacancies on the Board between annual meetings.

Carmike’s Amended and Restated By-laws (the “By-laws”) state that the Board of Directors shall consist of eleven directors; however, at any annual or special meeting, the stockholders may, and at any meeting of the Board of Directors, the Board of Directors may, fix a different number of directors who shall constitute the full Board of Directors, but the full Board of Directors shall consist of not less than six and no more than twelve directors. The Board of Directors has currently set the full Board at seven directors.

All seven individuals nominated by the Board of Directors for election are presently directors of Carmike. Mr. Berkman was initially recommended for nomination and election by our stockholder, Bigfoot Ventures Ltd. It is the present intention of the persons named in the accompanying form of proxy to vote such proxy (unless authority to so vote is withheld) for the election of the seven nominees named below as directors of Carmike.

The Board of Directors expects that each of the nominees will be available to stand for election and to serve as a director. In the event a vacancy among the original nominees occurs prior to the meeting, the proxies may be voted for a substitute nominee or nominees named by the Board and for the remaining nominees, or the Board may provide for a lesser number of directors.

The Board of Directors affirmatively determined that each of the nominees qualifies for election under the criteria for evaluation of directors. See “Corporate Governance—Selection of Director Nominees—General Criteria and Process” on page 59 of the proxy statement. In addition, the Board of Directors determined that each nominee, except Mr. Passman and Mr. Van Noy, qualifies as an independent director under applicable standards.

There are no family relationships among our directors or executive officers.

Nominees

The following is a description of the business experience of each nominee for at least the past five years. For purposes of this description, references to Carmike include Carmike’s predecessor, Martin Theatres, Inc., and ages are presented as of February 15, 2011:

Roland C. Smith, Chairman of the Board, 56, has been one of Carmike’s directors since April 2002, and has served as Chairman of the Board of Directors since June 2009. In addition, he currently serves as Chairman of the Compensation and Nominating Committee, and as a member of the Executive Committee. Mr. Smith has served as President and Chief Executive Officer of Wendy’s/Arby’s Group, Inc. and Chief Executive Officer of Wendy’s International, Inc., a restaurant owner, operator and franchiser, since September 2008. Mr. Smith served as the Chief Executive Officer of Triarc Companies, Inc. from June 2007 until September 2008 and the Chief Executive Officer of Arby’s Restaurant Group, Inc., a restaurant owner, operator and franchiser, from April 2006 until September 2008. Mr. Smith served as President and Chief Executive Officer of American Golf Corporation and National Golf Properties, an owner and operator of golf courses, from February 2003 to November 2005. He was President and Chief Executive Officer of AMF Bowling Worldwide, Inc., an owner and operator of bowling centers, from April 1999 until January 2003. Mr. Smith was President and Chief Executive Officer of AMF Bowling Worldwide, Inc. and its indirect parent AMF Bowling, Inc. when the companies filed voluntary petitions for relief under the bankruptcy code on July 2, 2001 and July 30, 2001, respectively. AMF Bowling

Worldwide emerged from bankruptcy on March 8, 2002. Mr. Smith previously served as President and Chief Executive Officer of the Triarc Restaurant Group (the predecessor to Arby’s Restaurant Group, Inc.) from February 1997 to April 1999. Mr. Smith is a member of the Board of Directors of Wendy’s/Arby’s Group, Inc. The Compensation and Nominating Committee considered Mr. Smith’s skills and experience demonstrated as a senior executive for several companies, as well as his familiarity and experience with the retail, leisure and entertainment industries, in recommending that Mr. Smith be nominated as a director.

Jeffrey W. Berkman, 47, has been one of our directors since November 2009 and currently serves as a member of the Corporate Governance Committee. Mr. Berkman has served as Senior Vice President and General Counsel of Bigfoot Ventures Ltd., a venture capital firm, and several affiliates, including a movie and television production company, a real estate investment and development company and various Internet businesses since 2000. He is also founding Partner of The Berkman Law Firm, PLLC. Bigfoot Ventures Ltd. owns approximately 1.9 million shares of our Common Stock. Prior to 2000, Mr. Berkman was a Senior Associate at the law firms of Davis, Scott, Weber & Edwards (now Hogan Lovells); Arent Fox; and Whitman Breed Abbot & Morgan (now Winston & Strawn). The Compensation and Nominating Committee considered Mr. Berkman’s relationship with Bigfoot Ventures Ltd., one of our major stockholders, and his skills and experience demonstrated in his legal career, including as General Counsel of Bigfoot, as well as his experience and familiarity with the entertainment industry in recommending that Mr. Berkman be nominated as a director.

James A. Fleming, 52, has been one of our directors since March 2009 and currently serves as a member of the Audit Committee and the Compensation and Nominating Committee. Mr. Fleming has served as Executive Vice President and Chief Financial Officer of Schottenstein Property Group, Inc., an owner, operator, acquirer and redeveloper of shopping centers, since January 2011. Mr. Fleming was Executive Vice President and Chief Financial Officer of Cousins Properties Incorporated, a leading diversified real estate company, based in Atlanta and listed on the New York Stock Exchange, from August 2004 to November 2010. From July 2001 to August 2004, Mr. Fleming was Senior Vice President, General Counsel and Secretary of Cousins Properties Incorporated. Prior to joining Cousins Properties, Mr. Fleming was a partner in the Atlanta law firm of Fleming & Ray from October 1994 until July 2001. The Compensation and Nominating Committee considered Mr. Fleming’s skills and experience demonstrated as a senior executive for Schottenstein Property Group, Inc. and Cousins Properties Incorporated, including as Chief Financial Officer and as General Counsel, as well as his familiarity and experience with the commercial real estate industry in recommending that Mr. Fleming be nominated as a director.

Alan J. Hirschfield, 75, has been one of our directors since April 2002 and currently serves as Chairman of the Audit Committee and a member of the Executive Committee. Mr. Hirschfield is a private investor and consultant. From 1992 to 2000, he was Co-Chief Executive Officer of Data Broadcasting Corporation, a global provider of financial and business information, which merged with Financial Times/Pearsons, Inc. From 1986 to 1990, Mr. Hirschfield served as a consultant/investor in the entertainment/media industry. From 1982 to 1986, he was the Chairman and Chief Executive Officer of Twentieth Century Fox Film Corporation. Mr. Hirschfield was President and Chief Executive Officer of Columbia Pictures, Inc. from 1973 to 1978. He currently serves on the Boards of Directors of Cantel Medical Corp. and Leucadia National Corporation, a diversified holding company. Mr. Hirschfield served as a member of the Board of Directors of Interactive Data Corporation from 1992 to 2006 and as a member of the Board of Directors of Peregrine Systems, Inc. from 2003 to 2005. The Compensation and Nominating Committee considered Mr. Hirschfield’s skills and experience, including as a Chief Executive Officer, demonstrated throughout his career in the film and entertainment industries and his service on other public company boards, in recommending that Mr. Hirschfield be nominated as a director.

S. David Passman III, 58, has been our President and Chief Executive Officer since June 2009 and one of our directors since June 2003. Mr. Passman is a member of the Executive Committee and the Corporate Governance Committee. Mr. Passman served as the President and Chief Executive Officer of IBS-STL, Inc., or its predecessor, STL, Inc., a book publishing and distribution company, from June 2005 until January 2009. Mr. Passman served as the President of the Harland Printed Products and Harland Checks divisions of John H.

Harland Co., a provider of printed products and software and related services to the financial institution market, from 1999 to 2003 and as Chief Financial Officer from 1996 to 1999. From 1981 to 1996, Mr. Passman was a partner in the tax division of Deloitte & Touche LLP, a public accounting firm. Mr. Passman served as the Managing Partner of the Atlanta, Georgia office of Deloitte & Touche LLP from 1993 to 1996. Mr. Passman is a Certified Public Accountant. The Compensation and Nominating Committee considered Mr. Passman’s skills and experience demonstrated as a senior executive, including as Chief Executive Officer and Chief Financial Officer, for several private and public companies and his expertise in public accounting, in recommending that Mr. Passman be nominated as a director. In addition, it has been our historic practice that our Chief Executive Officer serves as a director.

Fred W. Van Noy, 53, has been one of our directors since December 2004 and currently serves as a member of the Corporate Governance Committee. Mr. Van Noy joined us in 1975. He served as a District Manager from 1984 to 1985 and as Western Division Manager from 1985 to 1988, when he became Vice President—General Manager. In December 1997, he was elected to the position of Senior Vice President—Operations. In November 2000, he became Senior Vice President—Chief Operating Officer. The Compensation and Nominating Committee considered Mr. Van Noy’s skills, experience and significant knowledge of our business demonstrated throughout his lengthy career with Carmike in recommending that Mr. Van Noy be nominated as a director.

Patricia A. Wilson, 60, has been one of our directors since April 2004 and currently serves as a member of the Audit Committee and Compensation and Nominating Committee, and Chair of the Corporate Governance Committee. Ms. Wilson has been practicing as a private attorney since October 2002, advising both private and public companies in corporate and securities law. Ms. Wilson served as the General Counsel to NDCHealth Corporation, a provider of information systems and services to the healthcare market, from October 2000 to October 2002. Prior to joining NDCHealth Corporation, she was a partner with the law firm of Troutman Sanders LLP from 1988 to September 2000, practicing in the fields of corporate finance and securities law. The Compensation and Nominating Committee considered Ms. Wilson’s skills and experience demonstrated throughout her legal career advising public companies on corporate, securities and governance affairs in recommending that Ms. Wilson be nominated as a director.

The Board of Directors recommends a vote FOR the nominees set forth above.

PROPOSAL TWO:

APPROVAL OF AN AMENDMENT TO THE CARMIKE CINEMAS, INC.

2004 INCENTIVE STOCK PLAN INCLUDING AN INCREASE TO THE AGGREGATE NUMBER

OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN

On May 21, 2004, the stockholders approved the Carmike Cinemas, Inc. 2004 Incentive Stock Plan (the “2004 Incentive Stock Plan”). The 2004 Incentive Stock Plan superseded the Carmike Cinemas, Inc. Non-Employee Directors Long-Term Stock Incentive Plan and the Carmike Cinemas, Inc. Employee and Consultant Long-Term Stock Incentive Plan (together, the “Old Plans”). On May 22, 2008, the stockholders approved amendments to the 2004 Incentive Stock Plan to increase the number of shares of Common Stock authorized for issuance by 300,000 and to increase the number of shares of Common Stock authorized for grant as stock grants by 300,000. As of March 31, 2011, there were 145,750 shares of Carmike’s Common Stock available for issuance under the 2004 Incentive Stock Plan.

Carmike’s Board of Directors believes that equity grants are a key aspect of Carmike’s ability to attract and retain qualified employees and outside directors. The Board of Directors, upon the recommendation of the Compensation and Nominating Committee, has adopted an amendment to the 2004 Incentive Stock Plan, subject to stockholder approval, to increase the aggregate number of shares of Common Stock authorized for issuance under the 2004 Incentive Stock Plan by 1,300,000 shares.

The amendment further proposes to increase the annual limits on the number of shares available for grants to eligible employees and directors. This proposal would increase the maximum number of shares of stock available to be granted in a calendar year to an individual employee or director pursuant to options from 250,000 shares to 500,000 shares. Further, no individual employee or director shall be granted a stock appreciation right based on the appreciation with respect to more than 500,000 shares (formerly 250,000 shares). In addition, the maximum number of stock grants or stock unit grants available to be granted in any calendar year to an individual employee or director would increase from 50,000 shares to 250,000 shares. Notwithstanding these limits, for eligible employees hired during a calendar year, the individual calendar year limits with respect to option or stock appreciation right grants would be 750,000 shares and the limits with respect to stock grants or stock unit grants would be 375,000 shares. The amendment also removes the aggregate limit of 500,000 shares available for stock grants under the 2004 Incentive Stock Plan.

Finally, this amendment proposes clarifying language to the 2004 Incentive Stock Plan to make it clear that reducing the price of stock options and stock appreciation rights and actions to effect a cash buyout of underwater stock options and stock appreciation rights are not permitted without stockholder approval.

If approved by the stockholders, this amendment will be effected through an amendment and restatement of the Plan effective as of May 20, 2011. The purpose of this amendment is to ensure that Carmike is able to continue to grant equity awards to eligible employees and outside directors at levels deemed appropriate by the Compensation and Nominating Committee and to strengthen the Plan’s prohibitions of repricing stock options and stock appreciation rights without stockholder approval.

A description of the 2004 Incentive Stock Plan, including the proposed amendment, may be found under the caption “Description of 2004 Incentive Stock Plan” below.

The Board of Directors recommends a vote FOR approval of the amendment to the 2004 Incentive Stock Plan including an increase to the aggregate number of shares of Common Stock authorized for issuance under the plan.

DESCRIPTION OF 2004 INCENTIVE STOCK PLAN

Carmike is providing the following description of the 2004 Incentive Stock Plan, including the proposed amendment, to you in connection with the solicitation of proxies for approval of Proposal Two. The following discussion summarizes the material terms of the 2004 Incentive Stock Plan, as proposed to be amended by Proposal Two. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2004 Incentive Stock Plan as proposed to be amended and restated, a copy of which is attached hereto as Appendix A.

Purpose

The primary purpose of the 2004 Incentive Stock Plan is (1) to attract and retain eligible employees and outside directors of Carmike, (2) to provide an incentive to eligible employees and outside directors to work to increase the value of Carmike’s Common Stock, and (3) to provide eligible employees and outside directors with a stake in the future of Carmike which corresponds to the stake of each of Carmike’s stockholders.

Administration

The 2004 Incentive Stock Plan is administered by the Compensation and Nominating Committee of Carmike’s Board of Directors, which, according to the plan, shall have at least two members, each of whom shall be a non-employee director within the meaning of Rule 16b-3 and an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Each grant under the 2004 Incentive Stock Plan is evidenced by a certificate that incorporates such terms and conditions as the Compensation and Nominating Committee deems necessary or appropriate.

Coverage, Eligibility and Grant Limits

The 2004 Incentive Stock Plan provides for the grant of options to purchase Common Stock (“options”), stock grants, stock units, and stock appreciation rights (“SARs”) to certain eligible employees and to outside directors. An eligible employee is any employee of Carmike or any subsidiary, parent or affiliate of Carmike who has been designated by the Compensation and Nominating Committee to receive a grant under the 2004 Incentive Stock Plan. An outside director is any member of the Board of Directors who is not an employee of Carmike or a parent, subsidiary or affiliate of Carmike. All of Carmike’s existing directors, other than S. David Passman III and Fred W. Van Noy, qualify as outside directors for purposes of the 2004 Incentive Stock Plan. Following the proposed amendment, no eligible employee or outside director in any calendar year may be granted an option to purchase more than 500,000 shares of Common Stock or an SAR based on the appreciation with respect to more than 500,000 shares of Common Stock or may be granted stock grants or stock units where the number of shares of Common Stock subject to such grant exceeds 250,000 shares. Notwithstanding these limits, and as a result of the proposed amendment, for eligible employees hired during a calendar year, the individual calendar year limits with respect to option or SAR grants are 750,000 shares and with respect to stock grants or stock unit grants are 375,000 shares. No more than 830,000 shares of Common Stock are available for grant of incentive stock options (“ISOs”). Prior to the amendment described above in Proposal Two, no more than 500,000 shares of Common Stock were available for stock grants under the 2004 Incentive Stock Plan. Subject to stockholder approval of Proposal Two, this limit will be removed.

Shares Available for Issuance

Prior to the amendment described above in Proposal Two, there were, as of March 31, 2011, 145,750 shares of Common Stock available for issuance under the 2004 Incentive Stock Plan. The 2004 Incentive Stock Plan originally authorized 1,055,000 shares of Common Stock, which included 830,000 newly authorized shares and 225,000 unissued shares that were previously authorized for issuance under the Old Plans. On May 22, 2008, stockholders approved an amendment to the 2004 Incentive Stock Plan to increase the number of shares of

Common Stock authorized for issuance by 300,000. In addition, shares subject to grants under the Old Plans forfeited subsequent to the approval of the 2004 Incentive Stock Plan have become available, and may become available in the future, for issuance under the 2004 Incentive Stock Plan. The number of such shares that may become available in the future will depend upon which, if any, grants under such plans are forfeited and therefore is not known at this time. Any shares of Common Stock which remain unissued after the cancellation, expiration or exchange of an option, SAR or stock grant or which are forfeited after issuance shall again be available for grants under the 2004 Incentive Stock Plan, as shall any shares of Common Stock used to pay the exercise price of an option or tendered in satisfaction of a condition to a stock grant. Subject to stockholder approval of Proposal Two, the number of shares authorized for issuance under the 2004 Incentive Stock Plan will increase by 1,300,000. As of March 31, 2011, the closing price of a share of Carmike’s Common Stock was $7.15 as reported on the NASDAQ Global Market.

Options

Under the 2004 Incentive Stock Plan, non-incentive stock options (“Non-ISOs”) may be granted to eligible employees or outside directors by the Compensation and Nominating Committee, but ISOs, which are intended to qualify for special tax treatment under Section 422 of the Code, can only be granted to eligible employees of Carmike or a subsidiary or parent of Carmike. Each option granted under the 2004 Incentive Stock Plan entitles the optionee to purchase the number of shares of Common Stock specified in the grant at the option price specified in the related stock option certificate. The terms and conditions of each option granted under the 2004 Incentive Stock Plan are determined by the Compensation and Nominating Committee, but no option will be granted at an exercise price which is less than the fair market value of the Common Stock as determined on the grant date in accordance with the 2004 Incentive Stock Plan. In addition, if the option is an ISO that is granted to a ten percent stockholder of Carmike, the option price may be no less than 110% of the fair market value of the shares of Common Stock on the grant date. Moreover, no eligible employee may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.

Each option granted under the 2004 Incentive Stock Plan shall be exercisable as provided in the related option certificate. However, if the only condition to the exercise of an option is the completion of a period of service, such period of service shall not be less than one year, starting on the date the option is granted, unless the Compensation and Nominating Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest. No option may be exercisable more than ten years from the grant date or, if the option is an ISO granted to a ten percent stockholder of Carmike, it may not be exercisable more than five years from the grant date.

The Compensation and Nominating Committee may not, and will not, absent the approval of Carmike’s stockholders, take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the option price of any outstanding option or take any action to effect a cash buyout of any outstanding option which has an option price in excess of the then fair market value per share.

Stock Appreciation Rights

SARs may be granted by the Compensation and Nominating Committee to eligible employees and outside directors under the 2004 Incentive Stock Plan, either as part of an option or as stand alone SARs. The terms and conditions for an SAR granted as part of an option will be set forth in the option certificate for the related option while the terms and conditions for a stand alone SAR will be set forth in an SAR certificate. SARs entitle the holder to receive the appreciation of the fair market value of one share of Common Stock as of the date such right is exercised over the baseline price specified in the option or SAR certificate (the “SAR Value”), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for an SAR must equal or exceed the fair market value of a share of Common Stock as determined on the grant date in accordance with the 2004 Incentive Stock Plan. If an SAR is granted together with an option, then the exercise of the SAR shall cancel the right to exercise the related option, and the exercise of a related option shall cancel the right to exercise the SAR. An SAR granted as a part of an option shall be exercisable only while the related option is exercisable. A stand alone SAR shall be exercisable as provided in the related SAR certificate. The Compensation and Nominating Committee in its discretion may require completion of a period of service as an eligible employee or outside director before an SAR may be exercised, but if the only condition to the exercise of an SAR is the completion of a period of service, such period of service shall not be less than one year, starting on the date the SAR is granted, unless the Compensation and Nominating Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest. At the discretion of the Compensation and Nominating Committee any payment due upon the exercise of an SAR can be made in cash or in the form of Common Stock.

The Compensation and Nominating Committee may not, and will not, absent the approval of Carmike’s stockholders, take any action, whether through amendment, cancellation, replacement grants, or any other means to reduce the SAR Value of any outstanding SAR or take any action to effect a cash buyout of any outstanding SAR which has a SAR Value per share in excess of the then FMV per share

Stock Grants

Stock grants are grants which are designed to result in the issuance of Common Stock to the eligible employee or outside director to whom the grants are made, and stock grants may be granted by the Compensation and Nominating Committee subject to such terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The Compensation and Nominating Committee, in its discretion, may prescribe that an eligible employee’s or outside director’s rights in a stock grant will be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with Carmike for a specified period or that Carmike or the eligible employee achieve stated performance or other objectives. If the only condition to the forfeiture of a stock grant is the completion of a period of service, such period of service shall not be less than three years, starting on the date the stock grant is made, unless the Compensation and Nominating Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest. Each stock grant shall be evidenced by a certificate which will specify what rights, if any, an eligible employee or outside director has with respect to such stock grant as well as any conditions applicable to the stock grant.

Except as otherwise set forth in the related stock grant certificate, if a cash dividend is paid on stock subject to a stock grant while such stock grant remains subject to forfeiture conditions or restrictions on transfer, then the cash dividend will be paid in cash directly to the eligible employee or outside director. Except as otherwise set forth in the related stock grant certificate, if a stock dividend is paid on Common Stock subject to a stock grant while such Common Stock remains subject to forfeiture conditions or restrictions on transfer, then the stock dividend will be held by Carmike subject to the same conditions or restrictions as the related stock grant. Except as otherwise set forth in the related stock grant certificate, an eligible employee or outside director shall have the right to vote Common Stock issued under a stock grant while such Common Stock remains subject to forfeiture conditions or restrictions on transfer.

Stock Units

Stock units are grants which are designed to result in cash payments to the eligible employees and outside directors to whom grants are made based on the fair market value of the Common Stock underlying the grant, and stock units may be granted by the Compensation and Nominating Committee subject to such terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The terms and conditions for a stock unit grant will be set forth in the certificate evidencing the grant and may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with Carmike for a specified period or that Carmike or the eligible employee achieve stated performance or other objectives. If the only condition to the forfeiture of a stock unit is the completion of a period of service, such period of service shall not be less than three years, starting on the date the stock unit is granted, unless the Compensation and Nominating Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest.

Transferability

No option, SAR, stock grant or stock unit grant made to an eligible employee or outside director is transferable by such eligible employee or outside director other than by will or by the laws of descent and distribution. Absent consent of the Compensation and Nominating Committee, an option or SAR shall be exercisable during an eligible employee’s or outside director’s lifetime only by such eligible employee or outside director.

Change in Control

If there is a change in control of Carmike, then, generally, as of the “change effective date” for the change in control all conditions to the exercise of all outstanding options and SARs and all issuance or forfeiture conditions on all outstanding stock grants and stock unit grants will be deemed satisfied. The Board of Directors shall have the right, to the extent required as a part of the change in control transaction, to cancel all outstanding options, SARs and stock grants after giving eligible employees and outside directors a reasonable period of time to exercise their outstanding options and SARs or to take such other action as is necessary to receive Common Stock subject to stock grants.

A change in control means, generally: a change in control within the meaning of Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the acquisition by any person of 30% or more of the voting power for election of Carmike’s directors; the incumbent members of Carmike’s Board of Directors, or their approved successors, ceasing to be a majority of the Board of Directors during any period of two years or less; a reorganization, merger, consolidation or share exchange approved by Carmike stockholders whereby Carmike Common Stock is converted into or exchanged for the stock of another corporation; a sale or disposition of 50% or more of the assets of Carmike; a reorganization, merger, consolidation or share exchange approved by Carmike stockholders, unless Carmike stockholders control the resulting company and retain, with respect to other Carmike stockholders, substantially the same proportion of share ownership that they had in Carmike; or the approval by stockholders of a complete liquidation or dissolution of Carmike. Provided, however, that if the acquisition of 30% or more of the voting power described above is by a person who was a signatory to the stockholders’ agreement, dated as of January 31, 2002, by and among certain stockholders of Carmike and results from a transaction with one, or more than one, other person who was also a signatory to such stockholders’ agreement before such stockholders’ agreement expired, such acquisition shall not constitute a change in control.

The “change effective date” for a change in control means, generally, the date of closing for a change in control pursuant to a transaction with a closing date (such as a merger, consolidation, reorganization, share exchange, sale or disposition of assets) or the date of reporting in accordance with applicable law for other changes in control. Until there is a “change effective date” for a change in control, there will be no accelerated vesting of awards. For example, if Carmike’s stockholders approve a merger, but the merger does not ultimately close, there will be no accelerated vesting of awards.

Amending or Terminating the 2004 Incentive Stock Plan

The 2004 Incentive Stock Plan may be amended by the Board of Directors to the extent it deems necessary or appropriate, but no amendment may be made on or after the effective date of a change in control to the section of the 2004 Incentive Stock Plan governing a change in control which might adversely affect any rights that would otherwise vest on a change in control. The 2004 Incentive Stock Plan may also be terminated by the Board of Directors at any time. The Board of Directors may not unilaterally modify, amend or cancel any option, SAR, stock grant or stock unit previously granted without the consent of the holder of such option, SAR, stock grant or stock unit or unless there is a dissolution or liquidation of Carmike or a similar transaction. No amendment shall be made absent the approval of the stockholders of Carmike to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are listed.

Adjustment of Shares

Capital Structure

The number, kind or class of shares of Common Stock reserved for issuance under the 2004 Incentive Stock Plan, the annual grant caps, the number, kind or class of shares of Common Stock subject to options or SARs granted under the 2004 Incentive Stock Plan, and the option price of the options and the SAR Value of the SARs, as well as the number, kind or class of shares of Common Stock granted pursuant to stock grants under the 2004 Incentive Stock Plan and the payment due under stock unit grants under the 2004 Incentive Stock Plan, shall be adjusted by the Compensation and Nominating Committee in an equitable manner to reflect any change in the capitalization of Carmike.

Mergers

The Compensation and Nominating Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of Common Stock reserved for issuance under the 2004 Incentive Stock Plan, the number, kind or class of shares of Common Stock underlying any stock grants previously made under the 2004 Incentive Stock Plan and any related grant and forfeiture conditions, and the number, kind or class of shares of Common Stock subject to option and SAR grants previously made under the 2004 Incentive Stock Plan and the related option price of the options and SAR Value of the SARs and cash payment under stock unit grants previously made under the 2004 Incentive Stock Plan, and, further, shall have the right to make (in any manner which the committee in its discretion deems consistent with Code Section 424(a)) stock grant, stock unit, option and SAR grants to effect the assumption of, or the substitution for, stock grants, option and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to grants made pursuant to the 2004 Incentive Stock Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs

In general, an eligible employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the eligible employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment in computing the eligible employee’s alternative minimum taxable income. If the eligible employee does not dispose of the Common Stock received pursuant to the exercise of the

ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a subsequent disposition of the Common Stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price. Carmike will not be entitled to any income tax deduction as a result of such disposition. Carmike normally will not be entitled to take an income tax deduction upon either the grant or the exercise of an ISO.

If the eligible employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and Carmike will be entitled to an income tax deduction, in an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the eligible employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs

An eligible employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and Carmike will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the eligible employee or outside director generally will recognize ordinary income and Carmike will be entitled to take an income tax deduction (provided Carmike satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. However, if an eligible employee or outside director exercises a Non-ISO within six months after the grant of the Non-ISO and is subject to Section 16(b) of the Exchange Act and cannot sell the Common Stock purchased after the exercise of the Non-ISO without being subject to liability under such section, the stock will be treated as subject to a substantial risk of forfeiture until the earlier of six months after the grant of the Non-ISO or the first date the stock can be sold without any such liability, whichever comes first, and the eligible employee or outside director will be taxable on such spread at that time. Upon a subsequent sale of the Common Stock by the eligible employee or outside director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs

An eligible employee or outside director will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the 2004 Incentive Stock Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the eligible employee or outside director will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the eligible employee or outside director receives as a result of such exercise. Carmike generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee or outside director in the same taxable year in which the eligible employee recognizes such income, if Carmike satisfies applicable federal income tax reporting requirements.

Stock Grants

An eligible employee or outside director is not subject to any federal income tax upon the grant of a stock grant, nor does the grant of a stock grant result in an income tax deduction for Carmike, unless the restrictions on the stock do not present a “substantial risk of forfeiture” or the stock is “transferable,” each within the meaning of Section 83 of the Code. Common Stock which is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code is transferable within the meaning of Section 83 if the transferee would not be subject to such risk of forfeiture after such transfer. In the year that the stock grant is either no longer subject to a substantial risk of forfeiture or is transferable, the eligible employee or outside director will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock transferred to the eligible employee or outside director, generally determined on the date the stock grant is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first, over the amount, if any, paid for such shares. If the stock grant is forfeited, the eligible employee or outside director will recognize no gain. Carmike generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee or outside director in the same taxable year in which the eligible employee recognizes such income, if Carmike satisfies applicable federal income tax reporting requirements.

Stock Units

An eligible employee or outside director is not subject to any federal income tax upon the grant of a stock unit, nor does the grant of a stock unit result in an income tax deduction for Carmike. In the year that the stock unit is redeemed for cash the eligible employee or outside director will recognize ordinary income in an amount equal to the amount of the payment made under the stock unit. If the stock unit is forfeited, the eligible employee or outside director will recognize no gain. Stock unit grants are subject to the rules for taxing deferred compensation under Section 409A of the Code, and if a stock unit fails to satisfy applicable requirements under such rules, an eligible employee or outside director may be subject to additional taxes and interest. Carmike generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee or outside director in the same taxable year in which the eligible employee recognizes such income, if Carmike satisfies applicable federal income tax reporting requirements.

Information Regarding Plan Benefits

Future awards will be granted to eligible employees and outside directors under the 2004 Incentive Stock Plan at the discretion of the Compensation and Nominating Committee and, therefore, are not determinable at this time. During 2010, the Compensation and Nominating Committee approved (pursuant to the 2004 Incentive Stock Plan) the grant of options to purchase an aggregate of 158,500 shares, at an exercise price equal to $10.92 per share, to a group of eight senior executives (including options for 70,000 shares to Mr. Passman, options for 28,000 shares to Mr. Van Noy, options for 25,000 shares to Mr. Hare, options for 12,500 shares to Mr. Champion and options for 8,000 shares to Mr. Lundin) one-third of which vested on March 3, 2011 and one third of which vest on each of March 3, 2012 and March 3, 2013. The Compensation and Nominating Committee also approved during 2010 (pursuant to the 2004 Incentive Stock Plan) stock grants of an aggregate of 51,500 shares to a group of eight senior executives (including 20,000 shares to Mr. Passman, 10,000 shares to Mr. Van Noy, 8,500 shares to Mr. Hare, 4,500 shares to Mr. Champion and 3,000 shares to Mr. Lundin) which vest in full on March 3, 2013. The Compensation and Nominating Committee also approved during 2010 (pursuant to the 2004 Incentive Stock Plan) performance share grants of an aggregate of up to 68,000 shares to a group of eight senior executives (including up to 30,000 shares to Mr. Passman, up to 12,000 shares to Mr. Van Noy, up to 10,000 shares to Mr. Hare, up to 5,000 shares to Mr. Champion and up to 4,000 shares to Mr. Lundin) which were to be earned based on a performance target to be achieved during 2010, and, to the extent earned, vest on March 3, 2013. In addition, during 2010, each of our outside directors received annual equity compensation (pursuant to the 2004 Incentive Stock Plan) consisting of stock grants of 2,500 shares vesting in full at our Annual Meeting. Further information regarding these awards granted to employees and directors under the 2004 Incentive Stock Plan during the year ended December 31, 2010 may be found under the captions “Executive Compensation” and “Compensation of Directors” below.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee intends to appoint Deloitte & Touche LLP to audit our consolidated financial statements for the year ending December 31, 2011 and the effectiveness of our internal control over financial reporting as of December 31, 2011, and to prepare reports on this audit. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders. We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011. Although ratification is not required by our By-Laws or otherwise, the Board of Directors is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm. If the intended appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Carmike and our stockholders.

The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2011.

AUDIT COMMITTEE REPORT

The Audit Committee consists of Alan J. Hirschfield as Chairman, James A. Fleming, and Patricia A. Wilson. Each of Messrs. Hirschfield and Fleming and Ms. Wilson meets the applicable independence requirements of the SEC and the Nasdaq listing standards. In addition, each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards and Mr. Fleming, designated by the Board of Directors as the “audit committee financial expert” under SEC rules, meets the Nasdaq professional experience requirements as well. The Audit Committee operates under a written charter adopted by the Board of Directors on May 9, 2003, a copy of which is available on Carmike’s website at www.carmike.com.

The primary responsibility of the Audit Committee is to oversee Carmike’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Management is responsible for preparing Carmike’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management Carmike’s audited financial statements as of and for the year ended December 31, 2010. The Audit Committee also has discussed with Deloitte & Touche LLP, Carmike’s independent registered public accounting firm for fiscal 2010, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Deloitte & Touche LLP also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

Based on those reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Carmike’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

The foregoing has been furnished by the Audit Committee of Carmike’s Board of Directors.

By the Audit Committee:	Alan J. Hirschfield, Chairman
James A. Fleming
March 3, 2011	Patricia A. Wilson

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, and together with the Securities Act, the “Acts”), except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

FEES PAID TO INDEPENDENT AUDITORS

Aggregate fees billed to us for the fiscal years ended December 31, 2009 and 2010 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	2009	2010
Audit Fees (1)	$1,546,830	$1,324,783

Audit-Related Fees (2)	—	98,500
Tax Fees (3)	175,689	351,800
All Other Fees	—	—

Total Fees Paid to Auditor	$1,722,519	$1,775,083

(1)	Audit fees and expenses primarily relate to the 2009 and 2010 annual audits, the review of quarterly reports on Form 10-Q and the annual report on Form 10-K and the audit of internal control over financial reporting.

(2)	Includes fees for accounting advisory services related to the accounting treatment of transactions or events, including acquisitions

(3)	Includes fees for tax compliance, tax planning and advice services.

Audit Committee Policy for Pre-Approval of Independent Auditor Services

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. The policy provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. Pursuant to its charter, the Audit Committee has delegated to its Chairman the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.

Requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided and the estimated total cost and are submitted to Carmike’s Chief Financial Officer or Controller. The Chief Financial Officer or Controller then determines whether the services requested fall within the detailed guidance of the Audit Committee in the policy as to the services eligible for general pre-approval. The Audit Committee will be informed on a regular basis regarding the services rendered by the independent registered public accounting firm in accordance with our general pre-approval policy.

None of the services related to the Tax Fees described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The goal of our executive compensation program is the same as our goal for operating Carmike—to create long-term value for our stockholders. To achieve this goal, we have designed and implemented compensation programs for our executives to reward them for sustained financial and operating performance, to align their interests with those of our stockholders, and to encourage them to remain with our company.

In this section, we summarize:

•

the role and activities of the Compensation and Nominating Committee, as well as outside compensation consultants and our executives, in matters of executive compensation, in general and during the fiscal year ended December 31, 2010;

•	compensation for our named executive officers;

•	the philosophy, policies and principles of our executive compensation program;

•	the primary components of our executive compensation program—base salary, annual bonus, deferred compensation, long-term incentives, and benefits and perquisites;

•	the agreements with our named executive officers; and

•	certain insider trading, tax and accounting requirements.

Key Compensation Decisions

The Compensation and Nominating Committee believes that our compensation strategy has been effective in rewarding executives appropriately and in attracting and retaining highly qualified key executives. In furtherance of our overall goals of aligning employee and stockholder interests, rewarding pay for performance and providing competitive compensation to our key executives, the Compensation and Nominating Committee has made the following key decisions over the last three years:

•	Base salaries for senior executives were brought to competitive levels and remain flat in 2011.

•

Short-term cash incentives are performance-based and include financial, non-financial, company-wide and individual targets. In recent years, these targets have focused on the achievement of EBITDA goals, expense reduction and operating improvements.

•	Long-term equity compensation grants are now made on an annual basis and are structured to promote the retention of key executives and the achievement of performance goals.

The Compensation and Nominating Committee continues to monitor competitive industry compensation practices and our specific financial and operating goals. Accordingly, the committee may adopt changes to its approach and policies in response to changes in industry practice or company goals as it deems desirable or necessary.

In addition, in March 2011, our Board of Directors, upon the recommendation of our Compensation and Nominating Committee, and in consultation with our Corporate Governance Committee, adopted a number of corporate governance initiatives designed to improve our governance structure.

•

Enhanced Stock Ownership Guidelines for Executive Officers and Non-employee Directors: Under our recently enhanced guidelines, the stock ownership goal is determined based on a dollar-amount multiple of the executive officer’s base salary, or the non-employee director’s annual cash retainer (as in effect as of the Annual Meeting). For example, our Chief Executive Officer is expected to hold the stock equivalent of three times his base salary and non-employee directors are expected to hold the stock equivalent of three times their annual cash retainer.

•

Equity Holding Period Requirements: We established holding period requirements for equity awards received by executives and non-employee directors pursuant to our equity incentive and director compensation plans. We expect each executive officer and non-employee director to hold, for a period of at least 24 months after vesting, at least 50% of the net after-tax and net post-exercise portion of equity awards.

•

Incentive-Based Compensation Recoupment (“Clawback”) Policy: We adopted an incentive-based compensation recoupment policy designed to seek to recover incentive-based compensation from any of our current or former executive officers who received incentive-based compensation during the three-year period preceding the date we are required to prepare an accounting restatement.

•

Excise Tax Gross-Up Policy: In March 2011, the Compensation and Nominating Committee amended a separation agreement with one of our executive officers to eliminate Carmike’s only remaining excise tax gross-up payment obligation. In addition, the Compensation and Nominating Committee approved a policy in which Carmike commits not to provide excise tax gross-up payments in the future.

Each of these items is discussed in more detail in this section or in the section entitled “Corporate Governance”.

The Compensation and Nominating Committee

The Compensation and Nominating Committee is responsible for setting the overall compensation strategy and compensation policies for our senior executives and directors, including determining the forms and amount of compensation appropriate to achieve our strategic objectives. The Compensation and Nominating Committee’s functions are more fully described in its charter, which can be viewed at the investor relations page on our website at www.carmike.com. The Compensation and Nominating Committee annually reviews and recommends changes to its charter for approval by the Board of Directors.

The Compensation and Nominating Committee currently consists of Roland C. Smith, as Chairman, James A. Fleming and Patricia A. Wilson.

The charter of the Compensation and Nominating Committee requires that the Committee be comprised of not less than two members of the Board of Directors. As required by the charter, the Board of Directors has determined that each member of the Compensation and Nominating Committee is: (1) independent as defined under the Nasdaq listing standards, (2) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (3) an “outside director” for purposes of satisfying Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (4) otherwise free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

Role of Compensation Consultants

The Compensation and Nominating Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive compensation. The Compensation and Nominating Committee previously retained the services of ECG Advisors, LLC as its external compensation consultant from 2006 until 2009. ECG Advisors, LLC provided no other services to Carmike other than in its role as external consultant to the Compensation and Nominating Committee. Since February 2010, the Compensation and Nominating Committee has engaged Mercer LLC as the Committee’s external compensation consultant to assist the Committee in reviewing and analyzing Carmike’s compensation structure and practices generally, the reports from Pearl Meyer & Partners (management’s consultant) and management’s compensation recommendations. Mercer LLC has not been engaged to provide any other services to Carmike.

Carmike has engaged Pearl Meyer & Partners as management’s compensation consultant since June 2009. During 2009 and 2010, Pearl Meyer & Partners provided various compensation recommendations, analyses and presentations, which included, among other items:

•	reviews and assessments of our share availability under our current long-term incentive plan;

•	reviews and assessments of the general market competitiveness of our current compensation structure for our senior executives;

•	reviews and assessments of our current short-term and long-term incentive plans relative to peer group practices and broader market trends; and

•	recommended changes to our current programs.

The Pearl Meyer & Partners recommendations and analyses in 2009 and 2010 were primarily based on comparisons to published survey data and public proxy information from other motion picture exhibition companies. The Compensation and Nominating Committee used this information to provide a general understanding of competitive market practices and to inform its decisions. Beginning with compensation decisions for 2011, the Compensation and Nominating Committee expects to utilize an appropriate compensation peer group for executive and director benchmarking purposes developed in conjunction with Mercer LLC.

Role of Executives in Establishing Compensation for 2010

Generally, the Chief Executive Officer makes recommendations to the Compensation and Nominating Committee for base salary and bonus compensation amounts for other senior executives. The Compensation and Nominating Committee also consults with the Chief Executive Officer when establishing the financial and operating criteria for performance-based bonuses applicable to other senior executives; however, the Committee meets in executive session when considering the compensation of the Chief Executive Officer. The Compensation and Nominating Committee periodically invites the Chief Executive Officer, the Chief Financial Officer, the Secretary and other directors to attend Committee meetings in order to receive operating and financial information from these officers and directors and to discuss goals, objectives and performance. The Compensation and Nominating Committee does not delegate any of its duties to management and regularly holds executive sessions without the members of management present.

Compensation Committee Activity

Mr. Smith, as Chairman, sets the agenda for each meeting of the Compensation and Nominating Committee in consultation with management, counsel and the other Committee members. Generally, the Compensation and Nominating Committee meets at least quarterly and more often as necessary. In 2010, for example, the Compensation and Nominating Committee met five times. During these meetings in 2010, the Compensation and Nominating Committee, among other items:

•	approved the payment of 2009 incentive bonuses for senior executives;

•	approved 2010 base salaries and incentive bonus objectives for the senior executive officers, including the shift in Carmike’s equity award practice to annual grants of long-term incentive awards;

•

approved the grant of options to purchase 158,500 shares of our Common Stock, at an exercise price of $10.92 per share, 51,500 shares of time-based restricted stock and up to 68,000 shares of performance-based restricted stock to a group of eight senior executives, including the NEOs (as defined below), in March 2010;

•	recommended candidates for election to the Board of Directors;

•	approved the engagement of Mercer LLC as the Compensation and Nominating Committee’s external compensation consultant;

•	completed its annual self-evaluation process; and

•

reviewed the committee membership and recommended the appointment of Mr. Berkman to the Corporate Governance Committee and the re-election of Mr. Smith as non-executive Chairman of the Board of Directors.

To date, the Compensation and Nominating Committee has held three meetings in 2011. During these meetings in 2011, the Compensation and Nominating Committee, among other items:

•	approved the payment of 2010 incentive bonuses for senior executives;

•	approved 2011 base salaries and incentive bonus objectives for the senior executive officers;

•

approved the grant of options to purchase 157,000 shares of our Common Stock, at an exercise price of $7.34 per share, 50,000 shares of time-vested restricted stock and up to 66,000 shares of performance-based restricted stock to a group of eight senior executives, including the NEOs, in March 2011;

•	approved a compensation peer group for executive and director benchmarking purposes developed in conjunction with Mercer LLC;

•	recommended changes to non-employee director compensation as discussed in more detail in the section entitled “Compensation of Directors”;

•

recommended candidates for election to the Board of Directors, amendments to the 2004 Incentive Stock Plan, and an annual “say when on pay” advisory vote on executive compensation as set forth in this Proxy Statement; and

•

approved or recommended the adoption of (in consultation with our Corporate Governance Committee) a number of corporate governance initiatives designed to improve our governance structure as discussed in more detail in this section or in the section entitled “Corporate Governance”.

Named Executive Officers for 2010

The Compensation and Nominating Committee reviews, analyzes and approves the compensation of our senior executive officers, including the “Named Executive Officers” or “NEOs” included in the tables set forth following this Compensation Discussion and Analysis. The NEOs for 2010 include our Chief Executive Officer, our Chief Financial Officer and the three other executive officers with the highest total compensation for 2010, calculated in accordance with the rules and regulations of the SEC. Our NEOs for 2010 were:

•	S. David Passman III, President and Chief Executive Officer;

•	Richard B. Hare, Senior Vice President—Finance, Treasurer and Chief Financial Officer;

•	Fred W. Van Noy, Senior Vice President and Chief Operating Officer;

•	Lee Champion, Senior Vice President, General Counsel and Secretary; and

•	John Lundin, Vice President—Film, who joined Carmike on January 25, 2010.

Compensation Philosophy, Policies and Principles

The Compensation and Nominating Committee is responsible for establishing the policies and principles that form the basis of our executive compensation programs. The Compensation and Nominating Committee’s philosophy is to implement programs that are designed to:

•	attract and retain highly qualified key executives;

•	provide competitive base salaries and cash incentives as well as retirement savings;

•	motivate executives by rewarding performance that supports achievement of financial and operating goals; and

•	encourage employee stock ownership to align employee and stockholder interests.

We believe our compensation programs provide senior executives with a pay opportunity that is reasonable and competitive with the external market and that rewards performance. For example, in 2010, Carmike’s compensation policy for senior executives was designed to provide a competitive base of cash compensation (considering factors such as experience, qualifications and our recent performance) and tying incentive compensation to achieving specified levels of financial performance and specific operating goals. However, the Compensation and Nominating Committee believes that when our performance or the executive’s individual achievement exceeds performance objectives or does not meet expectations, overall pay should reflect actual performance. In connection with developing pay opportunities that are reasonable and competitive, the Compensation and Nominating Committee has utilized comparisons to published survey data and public proxy information from other motion picture exhibition companies.

We believe that a compensation structure related to performance reinforces our business objectives and the alignment of the employee’s interest with our stockholders. Senior executive compensation is linked to individual performance as well as overall company performance with respect to financial and operating objectives. The Compensation and Nominating Committee selects financial and operating metrics which it believes strongly correlate to key strategic goals and enhanced stockholder value over time. For instance, recent performance metrics have been designed in part to reflect our EBITDA targets, film rent, concessions sales and real estate sales goals, as well as expense reduction.

Our historical practice had been to provide equity-based grants as long-term equity incentive compensation designed to compensate a senior executive over a three-year period. In February 2010, our Compensation and Nominating Committee, upon advice received from management’s compensation consultant and the Committee’s external compensation consultant, determined to end Carmike’s practice of granting long-term equity incentive compensation designed to compensate executives over a three-year period. Effective in 2010, the Compensation and Nominating Committee adopted an equity-based long-term incentive compensation program that grants annual awards. The Compensation and Nominating Committee believes that an annual award program more closely aligns Carmike with competitive practices and will enhance the Committee’s ability to monitor and manage equity grants as a component of compensation. The Compensation and Nominating Committee anticipates utilizing an annual equity award mix consisting of stock options, restricted stock and restricted stock units and performance awards (which may be settled in cash or equity). Overall, the Compensation and Nominating Committee expects its equity-based long-term incentive program to achieve its objective to reward stock price performance, encourage stock ownership, retain key employees and reward the achievement of Carmike’s strategic goals.

Components of Executive Compensation

The basic components of executive compensation are:

•	base salary;

•	annual cash incentive bonus pursuant to our Annual Executive Bonus Program;

•	cash compensation pursuant to a deferred compensation program; and

•	long-term equity incentives.

In addition, our compensation program includes certain benefits and perquisites. Each component is described in more detail below.

During 2010, the Compensation and Nominating Committee engaged Mercer LLC as the Committee’s external compensation consultant to assist the Committee in reviewing and analyzing Carmike’s compensation structure and practices generally, the reports from Pearl Meyer & Partners (management’s consultant) and management’s compensation recommendations. In connection with this review, the Compensation and Nominating Committee took the steps described below, with respect to the various elements of our executive pay.

Base Salary

Our base salary program is designed to provide our senior executives with a competitive base of cash compensation. The Compensation and Nominating Committee, in consultation with the Chief Executive Officer, annually reviews and approves base salaries for the other senior executive officers. The Compensation and Nominating Committee considers various factors, which include individual performance over time, each individual’s role and responsibilities and a general assessment of competitive market practices, when setting base salaries.

The base salary for our Chief Executive Officer was established under the terms of his June 2009 employment agreement. The terms of Mr. Passman’s employment agreement, including his base salary, were determined solely by the Compensation and Nominating Committee in consultation with its external compensation consultant and other independent members of the Board of Directors.

In March 2009, ECG Advisors, LLC provided the Compensation and Nominating Committee with an updated competitive analysis, which included a review of base salaries. ECG Advisors, LLC compiled data from published, broad-based compensation surveys that included data for similarly-sized companies. ECG Advisors, LLC selected the groups of companies to include and analyzed the survey data with no input from either the Compensation and Nominating Committee or our executive officers. The Compensation and Nominating Committee considered this data to obtain a general understanding of current compensation practices and used this data in connection with its decision-making process, but ultimately did not benchmark its 2009 salary determinations to this data.

In February 2010, the Compensation and Nominating Committee, upon the recommendation of the Chief Executive Officer, the advice and recommendation of management (including Pearl Meyer & Partners) and Mercer LLC (the Committee’s external compensation consultant), as well as the Committee’s experience and judgment, approved the 2010 base salaries for the NEOs as set forth in the following table. The increases in 2010 reflected the Committee’s belief that the 2010 base salary amounts were reasonable based on market comparisons and the relative lack of increases in 2007, 2008 and 2009. In February and March 2011, the Compensation and Nomination Committee again considered possible changes in base salary amounts for NEOs in 2011 but ultimately determined to make no change based on a number of factors, including our 2010 performance.

Name	2009 Base Salary ($)		2010 Base Salary ($)		2011 Base Salary ($)
S. David Passman III	630,000	(1)	630,000		630,000
Richard B. Hare	316,250		325,000		325,000
Fred W. Van Noy	350,000		375,000		375,000
Lee Champion	275,000		285,000		285,000
John Lundin	—		225,000	(2)	225,000

(1)	Mr. Passman was hired as President and Chief Executive Officer on June 4, 2009. The $630,000 base salary represents Mr. Passman’s annualized 2009 base salary.

(2)	Mr. Lundin was hired as Vice President—Film on January 25, 2010 at an annual base salary of $200,000. Mr. Lundin’s salary was increased to $225,000 in September 2010.

Annual Cash Incentive Bonuses—Annual Executive Bonus Program

The Carmike Cinemas, Inc. Annual Executive Bonus Program (the “Bonus Program”) was approved by Carmike’s stockholders on May 18, 2007. The purpose of the Bonus Program is to give each participant the opportunity to receive an annual incentive bonus for each fiscal year payable in cash, if, and to the extent, the Compensation and Nominating Committee determines that the performance goals set by the Committee for each participant for such year have been satisfied. In addition, the Bonus Program is designed to meet the requirements for performance-based compensation under Section 162(m) of the Code.

Overall, the Bonus Program is designed to motivate and retain senior executive officers by providing at-risk cash compensation contingent upon achieving certain company and individual objectives, which for 2010 were financial and operating in nature. The 2010 bonus targets for the senior executive officers were approved by the Compensation and Nominating Committee in February 2010, based upon a formula tied to Carmike’s achievement of certain levels of EBITDA, concessions sales, expense reduction and additional operating goals specifically identified by the Committee. The Compensation and Nominating Committee consulted with our Chief Executive Officer and considered the reviews of Pearl Meyer & Partners and Mercer LLC in determining the 2010 individual bonus target amounts and operating goals for the senior executive officers.

Process

In the first quarter of the fiscal year, the Compensation and Nominating Committee approves annual bonus target amounts for the senior executive officers for the current fiscal year. In addition, at this meeting, the Compensation and Nominating Committee approves the applicable performance goals (both financial and operational) for the senior executive officers for the current year. In setting these performance goals, the Compensation and Nominating Committee reviews our annual forecast and budget for the current fiscal year, determines the key corporate objectives and operating goals for the current year (on a company-wide and individual basis) and identifies individual performance objectives for each senior executive officer.

In connection with or following the filing of our Annual Report on Form 10-K after the end of the year, typically at its March meeting, the Compensation and Nominating Committee determines the bonuses to be paid to the senior executive officers for the prior fiscal year by analyzing the pre-established performance goals (both financial and operational), as well as the individual performance objectives, compared against the actual performance results for the prior year. If our actual performance for that year exceeds the performance goals, the amounts granted to participants under the program may exceed the target bonus amount. Any additional bonus beyond a level previously set by the Compensation and Nominating Committee is made at the sole discretion of the Committee. Similarly, if performance falls below specified performance levels, our executives receive bonuses below the target amount, which depending on performance may result in no cash bonuses. In connection with 2010 bonus determinations for our senior executive officers, our Chief Executive Officer provided input and recommendations to the Compensation and Nominating Committee with respect to the analysis of individual performance objectives and the determination of bonus amounts.

Determining 2010 Target Cash Incentive Bonus Opportunity

In February 2010, the Compensation and Nominating Committee, upon the recommendation of the Chief Executive Officer, and based on the reviews and analyses from Pearl Meyer & Partners and Mercer LLC, set the 2010 annual target cash incentive bonus opportunities for senior executive officers as a percentage of each executive’s 2010 base salary amount. In setting these percentages, the Compensation and Nominating Committee considered information on competitive market practices in comparisons to published survey data and public proxy information from other motion picture exhibition companies, but ultimately based its determination on the judgment and experience of the Committee.

The 2009 and 2010 target incentive cash bonus opportunities for the NEOs, and the percentage of the 2010 base salary that each 2010 bonus opportunity represents, were as follows:

Name	2009 Target Bonus Opportunity ($)	2010 Target Bonus Opportunity ($)	Percentage Change	Target Bonus Opportunity as a Percentage of 2010 Base Salary
S. David Passman III	$315,000	$630,000	100%	100%
Richard B. Hare	$142,313	$243,750	71%	75%
Fred W. Van Noy	$157,500	$281,250	79%	75%
Lee Champion	$110,000	$156,750	43%	55%
John Lundin (1)	$—	$273,646	—	122%

(1)	Mr. Lundin joined Carmike in January 2010.

Allocation of 2010 Target Opportunity and Payout Formula for Cash Incentive Bonus Opportunity

The Compensation and Nominating Committee allocates a percentage of the annual target cash incentive bonus opportunity to (i) financial-based performance criteria and (ii) operating performance criteria. During 2010, the percentage allocation between financial and operating criteria was determined at the discretion of the Compensation and Nominating Committee, in consultation with the Chief Executive Officer. In 2010, the annual target cash incentive bonus opportunity was allocated 85% to financial-based performance criteria and 15% to operating performance criteria for Mr. Passman. The 2010 annual target bonus opportunity for Mr. Van Noy was allocated 90% to financial-based criteria and 10% to operating criteria. The 2010 annual target bonus opportunity for Mr. Hare was allocated 85% to financial-based criteria and 15% to operating criteria. The 2010 annual target bonus opportunity for Mr. Champion was allocated 50% to financial-based criteria and 50% to operating criteria. The 2010 annual target bonus opportunity for Mr. Lundin was allocated 100% to financial performance criteria. These various allocations reflected particular areas of financial and operational focus identified by management, the Compensation and Nominating Committee and the Board of Directors.

The Compensation and Nominating Committee also determined a payout formula: (i) for the financial-based bonuses, based on achieving a target financial metric (such as specified levels of EBITDA, concession sales or expense reductions); and (ii) for the operational based bonuses, based on achieving specific operating goals. The payout formulas are typically weighted by the Compensation and Nominating Committee, to provide greater incentive for the senior executives to achieve the key performance goals identified by the Committee. In addition, as a condition to the payout of (i) 2010 non-EBITDA financial-based bonuses and (ii) 2010 operational criteria-based bonuses, Carmike was required to achieve a minimum level of EBITDA, which in 2010 equaled 85% of the 2010 Bonus EBITDA Target (as defined below). As described below, the Compensation and Nominating Committee has also provided for maximum levels of bonus opportunity in connection with the financial-based bonuses and threshold performance obligations which must be met prior to the payment of a bonus.

2010 Financial Performance Goals and Bonus

For 2010, a portion of the financial-based bonus for each NEO was tied to the achievement of a targeted percentage of bonus adjusted EBITDA equal to $80.4 million, or the “2010 Bonus EBITDA Target.” For Messrs. Passman and Champion, 100% of the financial-based bonus was tied to the achievement of the 2010 Bonus EBITDA Target. For Mr. Van Noy, 77% of the financial-based bonus was tied to the achievement of the 2010 Bonus EBITDA Target. For Mr. Hare, 82% of the financial-based bonus was tied to the achievement of the 2010 Bonus EBITDA Target. For Mr. Lundin, 13% of the financial-based bonus was tied to the achievement of the 2010 Bonus EBITDA Target. The Compensation and Nominating Committee selected the 2010 Bonus EBITDA Target utilizing Carmike’s 2010 fiscal year forecast and budget, previously approved by the Board of Directors in

March 2010. Our bonus EBITDA for 2010 is different from EBITDA (which is defined as earnings before interest, taxes, depreciation and amortization) because we add back budgeted non-cash deferred compensation, extraordinary charges or losses, and impairment charges, among other items. At the time it was established, the 2010 Bonus EBITDA Target was considered by management and the Board to be achievable, but doing so would require that we achieve the performance set forth in the January 2010 forecast and budget.

The Compensation and Nominating Committee also established a 2010 Bonus EBITDA Target payout scale for NEOs which:

•	adjusts downward at a defined rate from a 100% payout (if our actual 2010 Bonus EBITDA equaled $80.4 million) to no payout (if our actual 2010 Bonus EBITDA equaled less than $68.4 million); or

•	adjusts upward at a defined rate from a 100% payout (if our actual 2010 Bonus EBITDA equaled $80.4 million) to a 150% payout (if our actual 2010 Bonus EBITDA equaled $100.5 million or more).

Based on our actual 2010 Bonus EBITDA of $68.6 million and the EBITDA-based bonus payout scale described above, the NEOs earned 50% of the EBITDA-based portion of their 2010 financial bonus opportunity.

The payout of 2010 non-EBITDA financial-based bonuses was conditioned upon our achievement of at least 85% of the 2010 Bonus EBITDA Target. If we achieved less than 85% of the 2010 Bonus EBITDA Target, the NEOs would not be entitled to the payment of a 2010 non-EBITDA financial-based bonus. If we achieved greater than 85% but less than 100% of the 2010 Bonus EBITDA Target, each NEO’s 2010 non-EBITDA financial-based bonus payout would be reduced in proportion to the EBITDA payout (the “Adjustment”). We achieved greater than 85% but less than 100% of the 2010 Bonus EBITDA Target. Therefore, each NEO was eligible to receive a payout of their respective 2010 non-EBITDA financial-based bonus after application of the Adjustment, which resulted in a 50% reduction of the 2010 non-EBITDA financial-based bonus payouts.

Mr. Hare was eligible to receive a portion of his 2010 financial-based bonus, equal to 15% of his total 2010 cash incentive bonus opportunity (or approximately 18% of his financial-based bonus), based on achieving targeted adjusted general and administrative expenses between $14.7 million and $15.0 million during 2010. This bonus adjusts downward at a defined rate from a 100% payout of $36,563 (if adjusted general and administrative expenses equaled between $14.7 million and $15.0 million) to no payout (if adjusted general and administrative expenses equaled approximately $16.2 million or more). This bonus adjusts upward at a defined rate from a 100% payout of $36,563 (if adjusted general and administrative expenses equaled between $14.7 million and $15.0 million) to a 150% payout (if adjusted general and administrative expenses equaled approximately $13.5 million or less). For 2010, the actual adjusted general and administrative expenses equaled $14.3 million and Mr. Hare achieved 120% of this non-EBITDA financial target, for a payout after Adjustment of $21,938.

Mr. Van Noy was eligible to receive a portion of his 2010 financial-based bonus, equal to 20% of his total 2010 bonus opportunity (or approximately 21% of his financial-based bonus), based on achieving targeted improvements in concession revenue per patron during 2010. The target was set to achieve significant improvements in concession revenue per patron compared with the 2010 budget. This bonus adjusts downward at a defined rate from a 100% payout of $56,250 (if concession revenue per patron fell within the targeted range) to no payout (if concession revenue per patron was less than the targeted range). This bonus adjusts upward at a defined rate from a 100% payout of $56,250 (if concession revenue per patron fell within the targeted range) to a 150% payout (if concession revenue per patron exceeded the targeted range). For 2010, Mr. Van Noy achieved 120% of this non-EBITDA financial target, for a payout after Adjustment of $33,750.

Mr. Lundin was eligible to receive a portion of his 2010 financial-based bonus, equal to 4% of his total 2010 bonus opportunity, based on achieving targeted adjusted theatre level cash flow for selected theatres of between $2.13 million and $2.19 million during 2010. This bonus adjusts downward at a defined rate from a 100% payout of $11,047 (if adjusted theatre cash flow equaled between $2.13 million and $2.19 million) to no payout (if adjusted theatre cash flow equaled approximately $1.94 million or less). This bonus adjusts upward at a defined rate from a 100% payout of $11,047 (if adjusted theatre cash flow equaled between $2.13 million and $2.19 million) to a 150% payout (if adjusted theatre cash flow equaled approximately $2.25 million or more). For 2010, Mr. Lundin did not achieve this non-EBITDA financial target.

Further, Mr. Lundin was eligible to receive a portion of his 2010 financial-based bonus, equal to 7% of his total 2010 bonus opportunity, based on achieving targeted reductions in certain film delivery charges between $825,000 and $850,000 during 2010. This bonus adjusts downward at a defined rate from a 100% payout of $18,411 (if film delivery charges equaled between $825,000 and $850,000) to no payout (if film delivery charges exceed $900,000). This bonus adjusts upward at a defined rate from a 100% payout of $18,411 (if film delivery charges equaled between $825,000 and $850,000) to a 150% payout (if film delivery charges equaled $800,000 or less). For 2010, Mr. Lundin achieved 125% of this non-EBITDA financial target, for a payout after Adjustment of $11,508.

In addition, Mr. Lundin was eligible to receive a portion of his 2010 financial-based bonus, equal to 3% of his total 2010 bonus opportunity, based on achieving certain targeted adjusted general and administrative expenses of between $900,000 and $950,000 during 2010. This bonus adjusts downward at a defined rate from a 100% payout of $7,365 (if adjusted general and administrative expenses equaled between $900,000 and $950,000) to no payout (if adjusted general and administrative expenses equaled approximately $1.05 million or more). This bonus adjusts upward at a defined rate from a 100% payout of $7,365 (if adjusted general and administrative expenses equaled between $900,000 and $950,000) to a 150% payout (if adjusted general and administrative expenses equaled approximately $850,000 or less). For 2010, the adjusted general and administrative expenses exceeded $1.05 million and Mr. Lundin did not achieve this non-EBITDA financial target.

Finally, Mr. Lundin was eligible to receive a special non-EBITDA financial-based bonus in 2010, equal to 73% of his total 2010 bonus opportunity, based on achieving targeted reductions in film rent percentage during 2010. The target percentage was set to achieve a significant reduction in film rent compared with the 2010 budget. This bonus adjusts downward at a defined rate from a 100% payout of $200,000 (if film rent percentage fell within the targeted range) to no payout (if film rent percentage exceeded the targeted range). This bonus adjusts upward at a defined rate from a 100% payout of $200,000 (if film rent percentage fell within the targeted range) to a 150% payout (if film rent percentage was less than the targeted range). Carmike was not required to achieve a minimum level of EBITDA in order for Mr. Lundin to earn this special bonus. However, for 2010, the targeted film rent percentage exceeded the targeted range; therefore, Mr. Lundin did not achieve this special non-EBITDA financial target.

The 2010 financial-based bonus amounts earned by the NEOs were as follows:

Name	2010 Financial Bonus Target ($)	Financial Bonus Target as a Percentage of 2010 Target Bonus Opportunity	2010 Financial Bonus Payout ($)	2010 Financial Bonus Payout as a Percentage of 2010 Financial Bonus Target
S. David Passman III	535,500	85%	267,750	50%
Richard B. Hare	207,188	85%	107,251	52%
Fred W. Van Noy	253,125	90%	132,188	52%
Lee Champion	78,375	50%	39,188	50%
John Lundin	273,646	100%	29,919	11%

2010 Operating Objectives and Bonus

In March 2010, the Compensation and Nominating Committee also approved the operating bonus targets for each NEO (except Mr. Lundin, who did not have operating bonus targets). These operating bonus targets were tied to the achievement of key operating objectives (including individual performance objectives) identified by the Compensation and Nominating Committee, including objectives relating to the following:

•	for Messrs. Passman and Van Noy, the supervision and performance of direct reports;

•

for Mr. Hare, meeting individual performance criteria (including such items as the successful oversight of key finance and accounting employee objectives) established by the Audit Committee, or “Audit Committee Individual Performance Criteria;” and

•	for Mr. Champion, the completion of various real estate-related transactions and performance evaluations.

The payout of 2010 operating bonuses was also conditioned upon our achievement of at least 85% of the 2010 Bonus EBITDA Target. If we achieved less than 85% of the 2010 Bonus EBITDA Target, the NEOs would not be entitled to the payment of a 2010 operating bonus. If we achieved greater than 85% but less than 100% of the 2010 Bonus EBITDA Target, each NEO’s 2010 operating bonus payout would be reduced by 50% (the “Operating Adjustment”). We achieved greater than 85% but less than 100% of the 2010 Bonus EBITDA Target. Therefore, each NEO was eligible to receive a payout of their respective 2010 operating bonus after application of the Operating Adjustment, which resulted in a 50% reduction of the 2010 operating bonus payouts.

Mr. Passman was eligible to receive 100% of his 2010 operating based bonus, or $94,500, equal to 15% of his 2010 target bonus opportunity, if the average of the 2010 non-EBITDA bonuses by the other NEOs equaled between 100% and 115% of their target amounts during 2010. This bonus adjusts downward at a defined rate from a 100% payout of $94,500 (if the average of the non-EBITDA bonuses of the other NEOs equaled between 100% and 115% of their target amounts) to no payout (if the average of the non-EBITDA bonuses of the other NEOs equaled 50% or less than their target amounts). This bonus adjusts upward at a defined rate from a 100% payout of $94,500 (if the average of the non-EBITDA bonuses of the other NEOs equaled between 100% and 115% of their target amounts) to a 150% payout (if the average of the non-EBITDA bonuses of the other NEOs equaled 150% or more than their target amounts). For 2010, Mr. Passman received $35,438, after the Operating Adjustment, based on the successful attainment of an average of 77% of the non-EBITDA bonuses by the other NEOs.

Mr. Van Noy was eligible to receive 100% of his 2010 operating based bonus, or $28,125, equal to 10% of his 2010 target bonus opportunity, if the average of the 2010 non-EBITDA bonuses by the Vice President, General Manager—Theatre Operations, Vice President—Concessions and the Vice President—Film equaled between 100% and 115% of their target amounts during 2010. This bonus adjusts downward at a defined rate from a 100% payout of $28,125 (if the average of the non-EBITDA bonuses of these direct reports equaled between 100% and 115% of their target amounts) to no payout (if the average of the non-EBITDA bonuses of these direct reports equaled 50% or less than their target amounts). This bonus adjusts upward at a defined rate from a 100% payout of $28,125 (if the average of the non-EBITDA bonuses of these direct reports equaled between 100% and 115% of their target amounts) to a 150% payout (if the average of the non-EBITDA bonuses of these direct reports equaled 150% or more than their target amounts). For 2010, Mr. Van Noy received $7,031, after the Operating Adjustment, based on the successful attainment of an average of 71% of the non-EBITDA bonuses by these direct reports.

Mr. Hare was eligible to receive 100% of his 2010 operating based bonus, or $36,563, equal to 15% of his 2010 target bonus opportunity, based on achievement of the Audit Committee Individual Performance Criteria. This bonus adjusts downward from a 100% payout of $36,563 (if Mr. Hare’s evaluation exceeded expectations) to no payout (if Mr. Hare failed to meet expectations). This bonus adjusts upward from a 100% payout of $36,563 (if Mr. Hare’s evaluation exceeded expectations) to a 125% payout (if Mr. Hare’s evaluation substantially exceeded expectations). For 2010, Mr. Hare received $22,852, after the Operating Adjustment, based on achievement of the Audit Committee Individual Performance Criteria.

Mr. Champion was eligible to receive approximately 50% of his 2010 non-financial based bonus, or $39,188, equal to 25% of his 2010 target bonus opportunity, based on achieving a targeted net proceeds from real estate property sales of between $10 million and $12 million. This bonus adjusts downward at a defined rate from a 100% payout (if the net proceeds from real estate sales equaled between $10 million and $12 million) to no payout (if the net proceeds from real estate sales equaled less than $6 million). This bonus adjusts upward at a defined rate from a 100% payout (if the net proceeds from real estate sales equaled between $10 million and $12 million) to a 150% payout if the net proceeds from real estate sales equaled $13 million or more). For 2010, Mr. Champion did not achieve the minimum amount of net proceeds from real estate sales required to receive this 2010 non-financial based bonus.

In addition, Mr. Champion was eligible to receive approximately 50% of his 2010 non-financial based bonus, or $39,188, equal to 25% of his 2010 target bonus opportunity, based on meeting individual performance criteria as evaluated by various Carmike departments. This bonus adjusts downward at a defined rate from a 100% payout (if Mr. Champion’s evaluation exceeds expectations) to no payout (if Mr. Champion fails to meet expectations). This bonus adjusts upward at a defined rate from a 100% payout (if Mr. Champion’s evaluation exceeded expectations) to a 150% payout (if Mr. Champion’s evaluation substantially exceeds expectations). For 2010, Mr. Champion received $9,797, after the Operating Adjustment, based on his evaluations.

Based upon the achievement of applicable performance objectives described above, the NEOs earned the following operating bonus amounts in 2010:

Name	2010 Operating Bonus Target ($)	Operating Bonus Target as a Percentage of 2010 Target Bonus Opportunity	2010 Operating Bonus Payout ($)	2010 Operating Bonus Payout as a Percentage of 2010 Operating Bonus Target
S. David Passman III	94,500	15%	35,438	38%
Richard B. Hare	36,563	15%	22,852	63%
Fred W. Van Noy	28,125	10%	7,031	25%
Lee Champion	78,376	50%	9,797	13%
John Lundin (1)	—	—	—	—

(1)	Mr. Lundin was not eligible to receive a 2010 operating based bonus because 100% of his bonus was based on financial-based targets.

Total 2010 Bonus Payout

The total 2010 bonuses paid to the NEOs (which equals the sum of the 2010 financial-based bonus and the 2010 operating bonus) were as follows:

Name	2010 Target Bonus Opportunity ($)	2010 Total Bonus Payout ($)	2010 Total Bonus Payout as a Percentage of 2010 Target Bonus Opportunity
S. David Passman III	630,000	303,188	48%
Richard B. Hare	243,750	130,102	53%
Fred W. Van Noy	281,250	139,219	50%
Lee Champion	156,750	48,984	31%
John Lundin	273,646	29,919	11%

Deferred Compensation Program

We maintain a funded deferred compensation program for a number of our senior executives, including Messrs. Passman, Hare, Van Noy and Champion, or the “Participating NEOs,” pursuant to which we pay additional cash compensation equal to 10% of the executives’ cash salary and actual cash bonus. This non-qualified deferred compensation program is designed to provide retirement savings for senior executives which are protected from our creditors. We direct this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. Each senior executive who participates in the deferred compensation program is taxed on the amount contributed on his behalf to his individual retirement account and to the trust. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant. The amounts earned during 2010 by the Participating NEOs pursuant to the deferred compensation program are shown below in the Summary Compensation Table and the Nonqualified Deferred Compensation for 2010 table.

Mr. Lundin is not a participant in the deferred compensation program described above; rather, we contributed additional cash compensation equal to 5% of his annual taxable cash compensation into his individual retirement account. The amount earned during 2010 by Mr. Lundin pursuant to this contribution is shown below in the Summary Compensation Table.

Long-Term Incentives

Historically, we awarded equity-based long-term incentives from time to time to employees for retention purposes or in connection with hiring new key employees, and had not considered these grants as a component of annual compensation but rather as long-term incentive compensation designed to compensate a senior executive, generally over a three-year period. In February 2010, our Compensation and Nominating Committee, upon advice received from management’s compensation consultant and the Committee’s external compensation consultant, determined to end Carmike’s practice of granting long-term equity incentive compensation designed to compensate executives over a three-year period. Effective in 2010, the Compensation and Nominating Committee adopted an equity-based long-term incentive compensation program that grants annual awards. The Compensation and Nominating Committee believes that an annual award program more closely aligns Carmike with competitive practices and will enhance the Committee’s ability to monitor and manage equity grants as a component of compensation. We grant long-term incentive awards to key employees at a regularly scheduled meeting of the Compensation and Nominating Committee, typically in February or March of each year.

Currently, any equity-based awards granted by the Compensation and Nominating Committee are granted pursuant to the 2004 Incentive Stock Plan. The 2004 Incentive Stock Plan was originally approved by our stockholders in May 2004 and amendments were approved by our stockholders in May 2008. The primary purpose of the 2004 Incentive Stock Plan is (i) to attract and retain eligible employees and outside directors of Carmike, (ii) to provide an incentive to eligible employees and outside directors to work to increase the value of our Common Stock, and (iii) to provide eligible employees and outside directors with a stake in the future of Carmike which corresponds to the stake of each of our stockholders. The 2004 Incentive Stock Plan is administered by the Compensation and Nominating Committee. Each grant under the 2004 Incentive Stock Plan is evidenced by a certificate that incorporates such terms and conditions as the Compensation and Nominating Committee deems necessary or appropriate. The 2004 Incentive Stock Plan provides for the grant of options to purchase Common Stock, grants of shares of Common Stock, stock units, and stock appreciation rights to certain eligible employees and to outside directors. A description of the effects of a change in control on grants made pursuant to the 2004 Incentive Stock Plan is contained below under the heading “Potential Payments Upon Termination or Change in Control.”

2010 Long-Term Incentive Awards

In connection with Carmike’s annual award program, the Compensation and Nominating Committee approved, effective March 3, 2010, the following long-term incentive awards to a group of eight senior executives, including the NEOs:

•	options to purchase 158,500 shares of our Common Stock at an exercise price of $10.92 per share (including 70,000 options to Mr. Passman, 28,000 options to Mr. Van Noy, 25,000 options to Mr. Hare,

12,500 options to Mr. Champion and 8,000 options to Mr. Lundin), at an exercise price of $10.92 per share;

•

51,500 shares of time-vested restricted stock (including 20,000 shares to Mr. Passman, 10,000 shares to Mr. Van Noy, 8,500 shares to Mr. Hare, 4,500 shares to Mr. Champion and 3,000 shares to Mr. Lundin); and

•

up to 68,000 shares of performance-based restricted stock (including up to 30,000 shares to Mr. Passman, 12,000 shares to Mr. Van Noy, 10,000 shares to Mr. Hare, 5,000 shares to Mr. Champion and 4,000 shares to Mr. Lundin).

Each of these awards was made pursuant to the 2004 Incentive Stock Plan. One third of the options vest on each of March 3, 2011, March 3, 2012 and March 3, 2013. The restricted stock will vest on March 3, 2013.

The senior executives’ performance-based restricted stock opportunity is based on the achievement of an EBITDA target for fiscal 2010, ranging from a grant of 34,000 shares (if our actual 2010 Bonus EBITDA equaled $68.4 million) to 68,000 shares (if our actual 2010 Bonus EBITDA equaled $80.4 million). Based on our actual 2010 Bonus EBITDA of $68.6 million, and the EBITDA-based bonus payout scale described above, the senior executives earned 50% of their performance-based restricted stock opportunity, totaling 33,000 shares of performance-based restricted stock (an additional 1,000 shares were forfeited following the departure of an executive). Specifically, for 2010, Mr. Passman earned 15,000 shares, Mr. Hare earned 5,000 shares, Mr. Van Noy earned 6,000 shares, Mr. Champion earned 2,500 shares and Mr. Lundin earned 2,000 shares. These shares of performance-based restricted stock will vest on March 3, 2013.

In determining (a) the total value and mix of the awards, (b) the applicable performance measures and performance periods and (c) the vesting periods for awards granted to the NEOs in 2010, the Compensation and Nominating Committee consulted with our Chief Executive Officer and considered the recommendations and reviews of Pearl Meyer & Partners and Mercer LLC, which were primarily based on comparisons to published survey data and public proxy information from other motion picture exhibition companies.

In addition, upon joining Carmike in January 2010, Mr. Lundin was awarded options to purchase 15,000 shares of our Common Stock at an exercise price of $7.22 per share, one-third of which vest on January 25, 2011, 2012 and 2013, respectively.

The Compensation and Nominating Committee believes that stock option, restricted stock and performance-based restricted stock awards can provide a link to company performance and maximizing stockholder value. We have used these awards to provide compensation that promotes our long-term financial interests, by creating both real ownership that encourages senior executives to think and act like stockholders and as a competitive retention and recruitment vehicle. For example, our awards to senior executives generally vest over a three-year period following the grant and recipients of restricted stock are entitled to receive ordinary cash dividends on and to vote such shares of restricted stock.

2011 Long-Term Incentive Awards

The Compensation and Nominating Committee approved, effective March 11, 2011, the grant of options to purchase 157,000 shares of our Common Stock, at an exercise price of $7.34 per share, 50,000 shares of time-vested restricted stock and up to 66,000 shares of performance-based restricted stock to a group of eight senior executives, including the NEOs. One third of these options will vest on each of March 11, 2012, March 11, 2013 and March 11, 2014. The time-based restricted stock will vest on March 3, 2014. The performance-based restricted stock will be granted ratably based on the achievement of an EBITDA target for fiscal 2011, ranging from a grant of 33,000 shares for achievement of 85% of the EBITDA target to 66,000 shares for the achievement of 100% of the EBITDA target. Once granted, any performance-based restricted stock will vest on March 11, 2014.

Perquisites

We provide perquisites to our senior executive officers, including the personal use of an automobile, club membership dues, tax preparation assistance and life and health insurance premiums. Information on the aggregate incremental cost to us of providing these benefits and perquisites to the NEOs in 2010 is shown in the Summary Compensation Table below.

Employment Agreement

In connection with Mr. Passman’s appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Passman effective June 4, 2009, which was amended on March 29, 2010. The agreement sets forth Mr. Passman’s annual base salary, annual bonus and the terms of his June 2009 equity incentive award. A description of Mr. Passman’s employment agreement is contained below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—S. David Passman III Employment Agreement.”

Separation Agreements

We have entered into separation agreements with each of Messrs. Van Noy, Hare, Lundin and Champion. We have also entered into an employment agreement with Mr. Passman which contains the terms of any potential separation. These agreements provide a range of benefits to the executive if we at any time terminate the executive without cause or if the executive resigns for good reason in anticipation of or during the two-year period following a change in control. A description of these agreements is contained below under the heading “Potential Payments Upon Termination or Change in Control.” We have entered into these separation agreements as a means to retain our most senior executives, for such circumstances and in connection with such transactions when their services are most critical, by creating a mechanism that helps to eliminate the uncertainties and concerns which may arise in anticipation of or following a change in control.

In March 2011, we amended our separation agreement with Mr. Van Noy to eliminate the excise tax gross-up obligation in his agreement. A description of the amended separation agreement is contained below under the heading “Potential Payments Upon Termination or Change in Control.”

Insider Trading Policy

We have implemented a written insider trading compliance policy which includes our policies with respect to stock ownership, retention, hedging, derivatives and margin transactions. We expect our employees, officers and directors not to engage in speculative transactions that are designed to result in profit based on short-term fluctuations in the price of our securities.

Tax Implications of Executive Compensation

Section 162(m) of the Code limits the amount of individual compensation for certain executives that may be deducted by the employer for federal income tax purposes in any one fiscal year to $1 million unless such compensation is “performance-based.” The determination of whether compensation is performance-based depends upon a number of factors, including stockholder approval of the plan under which the compensation is paid, the exercise price at which equity-based awards are granted, the disclosure to and approval by the stockholders of applicable performance standards, the composition of the Compensation and Nominating Committee, and certification by the Committee that performance standards were satisfied. Our annual cash incentive compensation for NEOs is structured to qualify as performance-based.

While the Compensation and Nominating Committee intends to structure incentive compensation for our Chief Executive Officer and other executives as performance-based compensation to the extent practicable, the

Committee’s primary focus has been, and will continue to be, on compensating our Chief Executive Officer and other executives on a basis which the Committee determines will most likely best serve our long-term business interests. However, the extent to which we can deduct the compensation paid to an executive will only be one of many factors taken into account in making such determination.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)		Total ($)
S. David Passman III President and Chief Executive Officer (6)	2010 2009	630,000 360,634	546,000 423,000	493,284 1,064,509	303,188 267,750	4,955 —	156,954 91,951	(7)	2,134,381 2,207,844

Richard B. Hare Senior Vice President— Finance, Treasurer and Chief Financial Officer	2010 2009 2008	325,000 316,250 316,250	202,020 — —	176,173 237,356 —	130,102 146,582 113,250	(1,230 — —)	54,794 50,682 44,876	(7)	886,859 750,870 474,376

Fred W. Van Noy Senior Vice President and Chief Operating Officer	2010 2009 2008	375,000 350,000 350,000	240,240 — —	197,313 263,729 —	139,219 145,688 22,500	34,902 66,849 —	58,558 47,678 41,377	(7)	1,045,232 873,944 413,877

Lee Champion Senior Vice President, General Counsel and Secretary	2010 2009 2008	285,312 285,312 316,250	103,740 — —	88,086 184,610 —	48,984 55,000 55,000	8,096 9,175 —	46,678 43,013 44,841	(7)	580,896 577,110 416,091

John Lundin Vice President—Film (9)	2010	196,554	76,440	164,675	29,919	—	37,086	(8)	504,674

(1)	The value of stock awards equals the fair value at grant date. The value is calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions made in connection with the valuation of these awards are described in Note 9 to the notes to our consolidated financial statements in our 2010, 2009 and 2008 Annual Reports on Form 10-K. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. The grant date fair value for the 2010 performance-based restricted stock awards assumed maximum performance. A discussion of these awards can be found in the “Compensation Discussion and Analysis” above.

(2)	The value of stock options equals the fair value at grant date. The value is calculated in accordance with ASC 718. The assumptions made in connection with the valuation of these awards are described in Note 9 to the notes to our consolidated financial statements in our 2010, 2009 and 2008 Annual Reports on Form 10-K.

(3)	Equals amounts paid to the NEOs pursuant to our cash Bonus Program comprised of (a) the 2010, 2009 and 2008 financial performance bonus payouts, as applicable and (b) the 2010, 2009 and 2008 operating bonus payouts, as applicable. The 2010 payouts are described above under the heading “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Cash Incentive Bonuses—Annual Executive Bonus Program.”

(4)

The Company maintains a deferred compensation program for a number of its senior executives, including Messrs. Passman, Hare, Van Noy and Champion, pursuant to which it pays additional cash compensation equal to 10% of the individual’s annual taxable compensation, which until July 1, 2007 included equity-based compensation. The Company directs this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant. The amounts set forth in the table equal all of the earnings on the assets held in the trust in 2010 and 2009, respectively (not just above-market earnings) and do not include earnings on amounts held in the participants’ individual retirement account. There were no earnings on the assets held in the trust in 2008.

(5)	The amounts set forth in the “All Other Compensation” column include the following perquisites for 2010: Mr. Passman earned $2,838 for group term life insurance premiums, $13,509 for the personal use of a company-provided automobile, $39,411 for relocation expenses, and $11,421 for club membership dues; Mr. Hare earned $660 for group term life insurance premiums, $2,547 for the personal use of a company-provided automobile and $4,429 for club membership dues; Mr. Van Noy earned $1,518 for group term life insurance premiums, $779 for the personal use of a company-provided automobile and $4,192 for club membership dues; Mr. Champion earned $4,356 for group term life insurance premiums, $4,236 for the personal use of a company-provided automobile and $4,086 for club membership dues; and Mr. Lundin earned $3,993 for group term life insurance premiums, $5,946 for the personal use of a company-provided automobile, $16,127 for relocation expenses and $1,192 for club membership dues.

(6)	Mr. Passman was appointed our President and Chief Executive Officer on June 4, 2009. This table does not include compensation paid to Mr. Passman, in his capacity as a director, prior to his appointment as President and Chief Executive Officer.

(7)	Pursuant to our deferred compensation program in 2010, we contributed the following amounts for the applicable NEOs, which are included in the “All Other Compensation” column above: Mr. Passman $89,775; Mr. Hare $47,158; Mr. Van Noy $52,069; and Mr. Champion $34,000. The deferred compensation program is discussed further below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

(8)	Includes $9,828 for 2010 contributed by Carmike as additional cash compensation, equal to 5% of Mr. Lundin’s annual taxable cash compensation to his individual retirement account. This payment is described below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based-Awards Table—Deferred Compensation Program.”

(9)	Mr. Lundin, our Vice President-Film, joined the Company in January 2010.

Grants of Plan-Based Awards in 2010

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (5)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
S. David Passman III	3/3/2010 3/3/2010 3/3/2010 —	— — — 291,375	— — — 630,000	— — — 945,000	15,000 — — —	30,000 — — —	30,000 — — —	— — 20,000 —	— 70,000 — —	— 10.92 — —	327,600 493,284 218,400 —
Richard B. Hare	3/3/2010 3/3/2010 3/3/2010 —	— — — 105,422	— — — 243,750	— — — 356,485	5,000 — — —	10,000 — — —	10,000 — — —	— — 8,500 —	— 25,000 — —	— 10.92 — —	109,200 176,173 92,820 —
Fred W. Van Noy	3/3/2010 3/3/2010 3/3/2010 —	— — — 119,532	— — — 281,250	— — — 421,876	6,000 — — —	12,000 — — —	12,000 — — —	— — 10,000 —	— 28,000 — —	— 10.92 — —	131,040 197,313 109,200 —
Lee Champion	3/3/2010 3/3/2010 3/3/2010	— — —	— — —	— — —	2,500 — —	5,000 — —	5,000 — —	— — 4,500	— 12,500 —	— 10.92 —	54,600 88,086 49,140
	—	54,863	156,751	225,328	—	—	—	—	—	—	—
John Lundin	1/25/2010 3/3/2010 3/3/2010 3/3/2010	— — — —	— — — —	— — — —	— 2,000 — —	— 4,000 — —	— 4,000 — —	— — — 3,000	15,000 — 8,000 —	7.22 — 10.92 —	69,776 43,680 56,375 32,760
	—	226,696	273,646	410,468	—	—	—	—	—	—	—

(1)	Represents threshold, target and maximum award opportunities payable to each NEO pursuant to the 2010 cash Bonus Program discussed above under the heading “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Cash Incentive Bonuses—Annual Executive Bonus Program.” The amounts presented include both the financial-based bonus opportunity and the operating bonus opportunity.

(2)	On March 3, 2010, the Compensation and Nominating Committee awarded shares of time-based restricted stock to each NEO in the following amounts: Mr. Passman 20,000 shares, Mr. Hare 8,500 shares, Mr. Van Noy 10,000 shares, Mr. Champion 4,500 shares and Mr. Lundin 3,000 shares. The time-based restricted stock will vest on March 3, 2013.

(3)	On March 3, 2010, the Compensation and Nominating Committee awarded options to purchase an aggregate of 143,500 shares of Common Stock to Messrs. Passman, Hare, Van Noy, Champion and Lundin. One-third of the options vest annually on March 3, 2011, March 3, 2012 and March 3, 2013, respectively. Upon joining Carmike in January 2010, Mr. Lundin was awarded options to purchase 15,000 shares of our Common Stock, one-third of which vest on January 25, 2011, 2012 and 2013, respectively.

(4)	In accordance with ASC 718, the fair market value of option awards on the grant date is calculated using the Black-Scholes option pricing model, and the fair market value of restricted stock awards on the grant date is calculated using the closing price on the date of the grant as reported on the NASDAQ global market. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award.

(5)	Represents the potential number of performance-based restricted stock units that would be awarded at the end of the performance period if the threshold, target or maximum performance goals are satisfied. For this award, target was the maximum level that could be earned.

Narrative Disclosure to Summary Compensation Table and

Grants of Plan-Based Awards Table

S. David Passman III Employment Agreement

In connection with Mr. Passman’s appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Passman effective June 4, 2009 (the “Commencement Date”), which was amended on March 29, 2010. The agreement provides for an initial term of three years which will be automatically extended for one additional year on the second anniversary of the Commencement Date and for one additional year on each anniversary of the Commencement Date thereafter unless we, at least ninety days prior to any anniversary date, give written notice to Mr. Passman that there will be no such extension.

The agreement provides that Mr. Passman will receive an annual base salary of $630,000 subject to annual review for adjustment, and will be eligible to receive an annual bonus with a target amount of 50% of base salary (or such higher percentage as the Compensation and Nominating Committee may determine) and a maximum amount of 150% of base salary. The actual amount of the annual bonus will be determined by the Compensation and Nominating Committee based upon Mr. Passman’s achievement of bonus goals and our and Mr. Passman’s performance for the relevant year. The agreement also provided for certain long term equity incentive grants that were made to Mr. Passman on June 4, 2009, as described below.

Mr. Passman’s employment agreement also contains provisions regarding payments upon a termination or change in control. A description of these provisions is contained below under the heading “Potential Payments Upon Termination or Change in Control.”

Deferred Compensation Program

As discussed above under the heading “Compensation Discussion and Analysis—Components of Executive Compensation—Deferred Compensation Program,” we maintain a funded deferred compensation program for a number of our senior executives, including Messrs. Passman, Hare, Van Noy and Champion, pursuant to which we pay additional cash compensation equal to 10% of the executive’s cash salary and actual cash bonus. Prior to July 1, 2007, we paid additional cash compensation equal to 10% of the executives’ annual taxable compensation, including equity-based compensation. We direct this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. This additional cash compensation is included in each participant’s taxable income for the year in which it is paid. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant.

Amounts earned by Messrs. Passman, Hare, Van Noy and Champion during 2010 are set forth above in the Summary Compensation Table in the “All Other Compensation” column and in the table below under the heading “Nonqualified Deferred Compensation for 2010.”

Mr. Lundin is not a participant in the deferred compensation program described above; rather, Carmike contributed additional cash compensation equal to 5% of his annual taxable cash compensation into his individual retirement account. These payments are described further below under the heading “Nonqualified Deferred Compensation for 2010.”

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards							Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
S. David Passman III	5,000 66,667 — — — —	— 133,333 70,000 — — —	(2) (8)	— — — — — —		21.40 8.46 10.92 — — —	6/2/13 6/4/19 3/3/20 — — —	— — — 33,333 20,000 —	(5) (6)	— — — 257,331 154,400 —	— — — — — 30,000	(7)	— — — — — 231,600

Richard B. Hare	— 15,000 — — —	— 30,000 25,000 — —	(3) (8)	40,000 — — — —	(4)	25.95 8.38 10.92 — —	4/13/17 7/6/19 3/3/20 — —	— — — 8,500 —	(6)	— — — 65,620 —	— — — — 10,000	(7)	— — — — 72,200

Fred W. Van Noy	50,000 35,000 — 16,667 — — —	— — — 33,333 28,000 — —	(3) (8)	— — 40,000 — — — —	(4)	21.79 35.63 25.95 8.38 10.92 — —	3/7/13 12/18/13 4/13/17 7/6/19 3/3/20 — —	— — — — — 10,000 —	(6)	— — — — — 77,200 —	— — — — — — 12,000	(7)	— — — — — — 92,640

Lee Champion	— 11,667 — — —	— 23,333 12,500 — —	(3) (8)	40,000 — — — —	(4)	25.95 8.38 10.92 — —	4/13/17 7/6/19 3/3/20 — —	— — — 4,500 —	(6)	— — — 34,740 —	— — — — 5,000	(7)	— — — — 38,600

John Lundin	— — — —	15,000 8,000 — —	(9) (8)	— — — —		7.22 10.92 — —	1/25/20 3/3/20 — —	— — 3,000 —	(6)	— — 32,760 —	— — — 4,000	(7)	— — — 30,880

(1)	The aggregate market value of shares of restricted stock is determined by multiplying the number of unvested or unearned shares of restricted stock by the closing market price for our Common Stock on December 31, 2010 of $7.72 per share.

(2)	One-third of these options vest on each of June 4, 2010, June 4, 2011 and June 4, 2012.

(3)	One-third of these options vest on each of July 6, 2010, July 6, 2011 and July 6, 2012.

(4)	One-third of these options will vest when Carmike achieves an increase in the trading price of its Common Stock (above the $25.95 exercise price) equal to 25%, 30% and 35%, respectively.

(5)	One-third of Mr. Passman’s restricted stock vests on each of June 4, 2010, June 4, 2011 and June 4, 2012.

(6)	These shares of restricted stock will vest in full on March 3, 2013.

(7)	Represents the target number of performance-based restricted stock awards granted in 2010. Amounts actually earned by the executive are based on the achievement of an EBITDA target for fiscal 2010. Based on our actual 2010 Bonus EBITDA, the senior executives earned 50% of their target performance-based restricted stock opportunity. Specifically, for 2010, Mr. Passman earned 15,000 shares, Mr. Hare earned 5,000 shares, Mr. Van Noy earned 6,000 shares, Mr. Champion earned 2,500 shares and Mr. Lundin earned 2,000 shares. These shares of performance-based restricted stock will vest on March 3, 2013.

(8)	One-third of these options vest on each of March 3, 2011, March 3, 2012, and March 3, 2013.

(9)	Upon joining Carmike in January 2010, Mr. Lundin was awarded options to purchase 15,000 shares of our Common Stock, one-third of which vest on January 25, 2011, 2012 and 2013, respectively.

Option Exercises and Stock Vested

For the Fiscal Year Ended December 31, 2010

Name and Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
S. David Passman III	—	—	16,667	(1)	153,336	(2)
Richard B. Hare	—	—	10,000	(3)	164,000	(4)
Fred W. Van Noy	—	—	10,000	(3)	164,000	(4)
Lee Champion	—	—	10,000	(3)	164,000	(4)
John Lundin (5)	—	—	—		—

(1)	These shares of restricted stock vested on June 4, 2010.

(2)	The value is calculated by multiplying the number of shares of restricted stock by the closing market price for our Common Stock on June 4, 2010, the vesting date, of $9.20.

(3)	These shares of restricted stock vested on April 13, 2010.

(4)	The value is calculated by multiplying the number of shares of restricted stock by the closing market price for our Common Stock on April 13, 2010, the vesting date, of $16.40.

(5)	Mr. Lundin joined Carmike in January 2010 and was not granted any equity awards prior to 2010.

Nonqualified Deferred Compensation for 2010

Carmike has maintained a funded deferred compensation program for a number of its senior executives, including Messrs. Passman, Hare, Van Noy and Champion, pursuant to which Carmike pays additional cash compensation equal to 10% of the executive’s cash salary and actual cash bonus. Prior to July 1, 2007, we paid additional cash compensation equal to 10% of the executives’ annual taxable compensation, including equity-based compensation.

We direct this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. This additional cash compensation is included in each participant’s taxable income for the year in which it is paid. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant.

Mr. Lundin is not a participant in the deferred compensation program described above; rather, Carmike contributed additional cash compensation equal to 5% of his annual taxable cash compensation into his individual retirement account — a tax qualified plan. Therefore, this amount is not included in the table below.

Name	Executive Contributions in Last FY ($)	Registrant Contributions Earned in Last FY ($)(1)		Aggregate Earnings on all Assets Held in Trust During Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance of all Assets Held in Trust at Last FYE ($)(3)
S. David Passman III	—	89,775		4,955	—	71,691
Richard B. Hare	—	47,158		(1,230)	—	94,246
Fred W. Van Noy	—	52,069		34,902	—	435,272
Lee Champion	—	34,000		8,096	—	119,161
John Lundin	—	N/A	(4)	N/A	N/A	N/A

(1)	These amounts are also included in the “All Other Compensation” column of the Summary Compensation Table.

(2)	The trustee invests the trust assets in securities and other property in its discretion, considering the probable income from and safety of such investments. The amounts set forth in this column equal the gains and losses on the assets held in the trust during 2010. If there were no earnings on the assets held in trust during 2010, the amounts are not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(3)	The aggregate balance of all assets held in trust set forth in this column does not include amounts held in the NEO’s individual retirement account.

(4)	Carmike contributed $9,828 as additional cash compensation, equal to 5% of Mr. Lundin’s annual taxable cash compensation, to his individual retirement account—a tax qualified plan. Therefore, this amount is not included in the table.

Potential Payments upon Termination or Change in Control

The discussion below describes the amounts payable to the NEOs in the event of a termination of the executive’s employment or in connection with a change in control. The amounts shown assume that such termination or change in control was effective as of December 31, 2010, and thus include amounts earned through such time. The amounts described below are estimates of the amounts which would be paid to the executives upon their termination or in connection with a change in control. The actual amounts to be paid can only be determined at the time of such executive’s separation from us or at the time of the applicable change in control. Other than as described below, we have not agreed to pay any other amounts or to provide any other benefits to the NEOs upon termination of their employment with us, including pursuant to death, disability or retirement or in connection with a change in control.

S. David Passman III Employment Agreement

In connection with Mr. Passman’s appointment as our Chief Executive Officer, we entered into an employment agreement (the “Passman Employment Agreement”) with Mr. Passman effective June 4, 2009 (the “Commencement Date”), which was amended on March 29, 2010. The Passman Employment Agreement provides for an initial term of three years (the “Term”) which will be automatically extended for one additional year on the second anniversary of the Commencement Date and for one additional year on each anniversary of the Commencement Date thereafter unless we, at least ninety days prior to any anniversary date, give written notice to Mr. Passman that there will be no such extension.

Payments Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control

If we terminate Mr. Passman without cause (as defined below) at any time or if he resigns for good reason (as defined below) either in anticipation of a change in control (as defined below) or within two years after a change in control:

•

we will pay Mr. Passman two times his base salary (at a rate equal to the highest level of base salary paid to Mr. Passman in the year prior to his termination of employment) and two times his target annual bonus for the calendar year prior to the calendar year in which his termination of employment occurs (plus, solely with respect to a termination during 2010 following a change in control, an additional $630,000);

•

each outstanding and nonvested stock option granted to him will become fully vested notwithstanding the terms under which such options were granted, and any restrictions on outstanding restricted stock grants will immediately expire and Mr. Passman’s right to such restricted stock grants will be non-forfeitable notwithstanding the terms under which such restricted stock grants were granted; and

•

we will continue for 24 months to provide the same health, dental and vision care coverage and life insurance coverage as Mr. Passman was provided under our employee benefit plans, policies and practices on the day prior to his termination, provided, however, Mr. Passman will pay for the cost of such coverage and we will reimburse him for 100% of the cost thereof.

Any separation benefits provided if we terminate Mr. Passman’s employment without cause or if Mr. Passman resigns either in anticipation of a change in control or within two years after a change in control will require Mr. Passman to execute a general release of claims in a form reasonably acceptable to us.

Taxes

The Passman Employment Agreement does not contain a tax gross-up for “parachute” excise tax under Section 280G and Section 4999 of the Code.

Executive Separation Agreements

In 2003, we entered into a separation agreement with Fred W. Van Noy, our Senior Vice President and Chief Operating Officer, and in 2007 we entered into separation agreements with Richard B. Hare, our Senior Vice President—Finance, Treasurer and Chief Financial Officer, and Lee Champion, our Senior Vice President, General Counsel and Secretary. Upon joining Carmike in 2010, we entered into a separation agreement with John Lundin, our Vice President—Film (the “Separation Agreements”). In 2008, we made tax-related amendments to the separation agreements with Mr. Hare, Mr. Van Noy and Mr. Champion. In March 2011, we amended our separation agreement with Mr. Van Noy as discussed in the following paragraph. For purposes of the following description, we refer to Messrs. Van Noy, Hare, Champion and Lundin as the “executives.” We did not enter into a stand-alone separation agreement with Mr. Passman because the terms of any potential separation are contained in his employment agreement.

On March 8, 2011, we amended our separation agreement with Mr. Van Noy. The amendment removes our obligation to provide Mr. Van Noy with an excise tax gross-up payment related to § 280G of the Internal Revenue Code. The amendment requires Carmike, for the thirty-month period following Mr. Van Noy’s departure, to continue to provide to Mr. Van Noy the same health, dental and vision care coverage and life insurance coverage as Mr. Van Noy was entitled to receive under Carmike’s employee benefit plans, policies and practices on the day before Mr. Van Noy’s separation (or at Mr. Van Noy’s election on any day in the one year period ending on the date of such separation). The amendment extends such coverage to Mr. Van Noy for a period of an additional six months compared to the 24 month period in the current separation agreement.

Payments Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control

If we terminate the executive without cause (as defined below) at any time or if he resigns for good reason (as defined below) either in anticipation of a change in control (as defined below) or within two years after a change in control, he will be entitled to a severance payment equal to two times his base salary (other than Mr. Lundin), which will be paid in 24 equal monthly installments beginning six months and one day following his termination of employment. Mr. Lundin is entitled to a severance payment equal to one times his base salary, which will be paid in 12 equal monthly installments beginning six months and one day following his termination of employment. The base salary amount to be used in calculating the severance payment equals the base salary amount in effect on the day before his employment terminates or, if higher, his highest base salary which was in effect on any date in the one-year period ending on the date his employment terminates.

In addition, all of the executive’s options will become exercisable as of the date his employment terminates and remain outstanding for the term of the option, in the case of Mr. Van Noy, or for 90 days, in the case of

Messrs. Hare, Champion and Lundin, as if no termination of employment had occurred. All of the restrictions on any restricted stock granted to the executive shall expire, and the executive’s restricted stock shall become non-forfeitable as of his termination of employment. Finally, each executive, excluding Messrs. Van Noy and Lundin, shall be entitled to continued welfare benefits for two years following his termination of employment. Mr. Van Noy shall be entitled to continued welfare benefits for thirty months following his termination of employment and Mr. Lundin shall be entitled to continued welfare benefits for one year following his termination of employment.

Taxes

Following the amendment to Mr. Van Noy’s agreement, none of the Separation Agreements contain a tax gross-up for “parachute” excise tax under Section 280G and Section 4999 of the Code.

Payments Pursuant to the Passman Employment Agreement and the Separation Agreements

Based on the executives’ and Mr. Passman’s 2010 base salaries, if on December 31, 2010, they were terminated without cause or resigned for good reason either in anticipation of a change in control or within two years after a change in control, they would have been entitled to severance payable over two years equal to $2,520,000, $750,000, $650,000, and $570,000 for Messrs. Passman, Van Noy, Hare, and Champion, respectively. Mr. Lundin would be entitled to severance payable over one year equal to $225,000. In addition, assuming Messrs. Passman, Van Noy, Hare, Champion and Lundin continue to receive welfare benefits for their respective periods, we would incur expenses of approximately $40,671, $39,472, $41,211, $31,120 and $31,037, respectively, for such benefits.

If Messrs. Passman, Van Noy, Hare, Champion and Lundin are terminated without cause or resign for good reason, either in anticipation of a change in control or within two years after a change in control, their options will become immediately exercisable and all of the restrictions on their restricted stock will expire, and their restricted stock will become non-forfeitable as of the termination of employment. Assuming such termination without cause or resignation for good reason occurred on December 31, 2010, based on the closing price of $7.72 per share of our Common Stock on that date, the value of accelerated equity awards to Messrs. Passman, Van Noy, Hare, Champion and Lundin would have been $643,331, $169,840, $142,820, $73,340 and $54,040, respectively. Additional information regarding these grants can be found in the Outstanding Equity Awards at 2010 Fiscal Year-End Table above.

Key Definitions

During the two-year period following a change in control, the Separation Agreements and the Passman Employment Agreement define “cause” to mean:

•

the executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement or the executive otherwise engages in a fraudulent act or course of conduct which has a material and adverse effect on us;

•

there is any act or omission by the executive involving malfeasance or gross negligence in the performance of his duties and responsibilities, or the exercise of his powers as an executive, where such act or omission actually has a material and adverse effect on our business;

•	the executive breaches any of the restrictive covenants described below; or

•	the executive violates any provision of our code of conduct if the consequence to such violation clearly would have been a termination of an employee by us.

Prior to a change in control or after the two-year period following a change in control, the Separation Agreements and the Passman Employment Agreement define “cause” to mean:

•

the executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement or the executive otherwise engages in a fraudulent act or course of conduct;

•

there is any act or omission by the executive involving malfeasance or negligence in the performance of his duties and responsibilities, or the exercise of his powers as an executive, where such act or omission is reasonably likely to materially and adversely affect on our business;

•	the executive breaches any of the restrictive covenants described below; or

•	the executive violates any provision of our code of conduct if the consequence to such violation ordinarily would be a termination of the employee by us.

The Separation Agreements and the Passman Employment Agreement define “change in control” to mean:

•	a change in control within the meaning of Section 14(a) of the Exchange Act;

•

any person or group (provided further, in the case of Mr. Van Noy’s agreement, that such person is not a signatory to the shareholders’ agreement dated January 31, 2002 (the “Stockholders Agreement”) or a person or group which acquires stock in a transaction with a signatory to the Stockholders Agreement) becomes the beneficial owner of 45% or more of the combined voting power of our Common Stock;

•	a majority of our Board of Directors is replaced within a two-year period by directors not approved by 2/3 of the existing Board;

•	our stockholders approve a reorganization, merger, consolidation or share exchange in which we are not the surviving company;

•	our stockholders approve a sale of 50% or more of our assets or business;

•	our stockholders approve the dissolution or liquidation of us; or

•

our stockholders approve our combination with another company, unless following the combination, our stockholders have more than 60% of the Common Stock of the combined company in substantially the same proportions in which they owned our stock.

During the two-year period following a change in control, the Separation Agreements and the Passman Employment Agreement define “good reason” to mean:

•	a reduction in the executive’s base salary or a reduction in the executive’s combined opportunity to receive any incentive compensation and bonuses;

•

a reduction in the scope, importance or prestige of the executive’s duties, responsibilities or authority (other than as a result of a mere change in the executive’s title if such change in title is consistent with our organizational structure following a change in control);

•

the transfer of the executive’s primary work site from the executive’s primary work site as of the date of the change in control to a new primary work site which is more than 10 miles from the executive’s then current primary work site (with certain exceptions); or

•

we fail to continue to provide the executive the health and welfare benefits, deferred compensation benefits, executive perquisites and stock option and restricted stock grants that are in the aggregate comparable in value to those provided to the executive immediately prior to the change in control.

Restrictive Covenants

For a period of two years following the termination of Mr. Passman, Mr. Hare, Mr. Van Noy or Mr. Champion, and for one year following the termination of Mr. Lundin, pursuant to the terms of the Separation Agreements and the Passman Employment Agreement, as applicable, the NEOs have agreed not to:

•

for purposes of competing with us, solicit or seek to solicit any of our suppliers with whom the executive had a personal business interaction, at any time during the two years prior (one year prior for Mr. Lundin) to the termination of the executive’s employment;

•

employ or seek to employ any Carmike employee serving in an executive, managerial, or supervisory capacity during the term of the executive’s employment, with whom the executive had business dealings during the two years prior to the termination of the executive’s employment, unless such employee has ceased to be employed by us for a period of at least one year;

•	use or disclose any trade secret that the executive may have acquired during the term of his employment for so long as such information remains a trade secret; or

•	use or disclose any confidential or proprietary information that the executive may have acquired during the term of, in the course of, or as a result of his employment.

If we breach our obligations to an executive under his Separation Agreement or to Mr. Passman under the Passman Employment Agreement, the restrictive covenants are removed completely.

2004 Incentive Stock Plan

Under the 2004 Incentive Stock Plan, our employees and outside directors and consultants are eligible to receive equity-based awards including incentive stock options, non-incentive stock options, stock appreciation rights, stock grants and stock units.

Under the 2004 Incentive Stock Plan, as of the “change effective date” of a change in control (as defined below), all options and all stock appreciation rights become exercisable, and all stock grants and stock unit grants vest. If required in the agreement effecting a change in control, the Board of Directors can cancel all options, stock appreciation rights, stock grants or stock unit grants after providing holders a reasonable period to exercise options and stock appreciation rights and to take any action necessary to receive stock subject to stock grants or cash payable under stock unit grants. However, any grant subject to a performance goal shall vest only to the extent of such performance goal unless the performance goal has been exceeded, and then it will vest to the extent the goal has been exceeded.

If a change in control (as defined in the 2004 Incentive Stock Plan) occurs, as of the “change effective date” the options held by Messrs. Passman, Van Noy, Hare, Champion and Lundin on the date of a change in control will become immediately exercisable and all of the restrictions on their restricted stock will expire, and their restricted stock will become non-forfeitable. Assuming such change in control was effective on December 31, 2010, based on the closing price of $7.72 per share of our Common Stock on that date, the value of accelerated equity awards to Messrs. Passman, Van Noy, Hare, Champion and Lundin would have been $643,331, $169,840, $142,820, $73,340 and $54,040, respectively. Additional information regarding these grants can be found in the Outstanding Equity Awards at 2010 Fiscal Year-End Table above.

Under the 2004 Incentive Stock Plan, a “change in control” means:

•	a change in control within the meaning of Section 14(a) of the Exchange Act;

•	the acquisition by any person of 30% or more of the voting power for election of Carmike’s directors;

•	the incumbent members of Carmike’s Board of Directors, or their approved successors, ceasing to be a majority of the Board of Directors during any period of two years or less;

•	a reorganization, merger, consolidation or share exchange approved by Carmike stockholders whereby Carmike Common Stock is converted into or exchanged for the stock of another corporation;

•	a sale or disposition of 50% or more of the assets of Carmike;

•

a reorganization, merger, consolidation or share exchange approved by Carmike stockholders, unless Carmike stockholders control the resulting company and retain, with respect to other Carmike stockholders, substantially the same proportion of share ownership that they had in Carmike; or

•	the approval by stockholders of a complete liquidation or dissolution of Carmike.

However, if the acquisition of 30% or more of the voting power described above is by a person who was a signatory to the Stockholders’ Agreement, dated as of January 31, 2002, by and among certain stockholders of Carmike and results from a transaction with one, or more than one, other person who was also a signatory to such Stockholders’ Agreement before such Stockholders’ Agreement expired, such acquisition shall not constitute a change in control.

The “change effective date” for a change in control means, generally, the date of closing for a change in control pursuant to a transaction with a closing date (such as a merger, consolidation, reorganization, share exchange, sale or disposition of assets) or the date of reporting in accordance with applicable law for other changes in control. Until there is a “change effective date” for a change in control, there will be no accelerated vesting of awards. For example, if Carmike’s stockholders approve a merger, but the merger does not ultimately close, there will be no accelerated vesting of awards.

Deferred Compensation Program

As described previously, Carmike has maintained a funded deferred compensation program for a number of its senior executives, including Messrs. Passman, Hare, Van Noy and Champion, the “Participating NEOs.” The deferred compensation agreements for the Participating NEOs are not affected in any way by a change in control of Carmike. A successor to Carmike will be obligated to continue making payments under the deferred compensation agreements until the earlier of a Participating NEO’s termination of employment or the date on which the Participating NEO is eligible for payment from the trust under the Participating NEO’s agreement. A Participating NEO, or his beneficiary, is eligible for payment from the trust upon his death, disability or reaching age 70; however, the Participating NEO may also make an election to commence distributions after age 60 but before age 70.

Information regarding the amounts earned by the Participating NEOs during 2010 and the aggregate balance of all assets held in trust as of December 31, 2010 are set forth above in the Summary Compensation Table in the “All Other Compensation” column and in the Nonqualified Deferred Compensation Table for 2010.

PROPOSAL FOUR: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on an advisory basis, on the compensation of our Named Executive Officers. This is often referred to as a “say on pay”, and provides you, as a stockholder, with the ability to cast a vote with respect to our 2010 executive compensation programs and policies and the compensation paid to the Named Executive Officers as disclosed in this proxy statement through the following resolution:

“RESOLVED, that the stockholders approve the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this Proxy Statement.”

As discussed in the Compensation Discussion and Analysis section, the compensation paid to our Named Executive Officers reflects the following principles of our compensation program:

•	attract and retain highly qualified key executives;

•	provide competitive base salaries and cash incentives as well as retirement savings;

•	motivate executives by rewarding performance that supports achievement of financial and operating goals; and

•	encourage employee stock ownership to align employee and stockholder interests.

Although the vote on this Proposal Four is non-binding, the Compensation and Nominating Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with stockholders to better understand the concerns that influenced the vote. The Compensation and Nominating Committee would consider the constructive feedback obtained through this process in making decisions about future compensation arrangements for our Named Executive Officers.

As required by the Dodd-Frank Act, this vote does not overrule any decisions by the Board of Directors, will not create or imply any change to or any additional fiduciary duties of the Board of Directors and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.

Our Board of Directors recommends a vote FOR

the approval, on an advisory basis, of executive compensation.

PROPOSAL FIVE: ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also provides stockholders with the opportunity to indicate, on an advisory basis, their preference as to the frequency of future say on pay votes, often referred to as a “say when on pay”. For this proposal, stockholders can indicate whether they would prefer that we hold future advisory votes on executive compensation every one, two or three years.

The Board of Directors recommends that future advisory votes on executive compensation should be held every year, or on an annual basis, so that the next advisory vote would be held at our 2012 annual meeting. The Board of Directors has determined that an advisory stockholder vote on executive compensation every year is the best approach for Carmike and its stockholders for the following reasons:

•	an annual vote will provide investors with the opportunity to more frequently assess our executive compensation program in relation to our long-term performance;

•	an annual vote allows the Board of Directors and the Compensation and Nominating Committee to proactively respond to investor concerns and implement any necessary changes within a reasonable time; and

•	an annual vote will align our investors’ ability to assess our executive compensation program with the frequency in which we disclose our executive compensation.

Although the vote is non-binding, the Board of Directors and the Compensation and Nominating Committee will review the voting results in making a decision as to the policy to be adopted by the Board of Directors on the frequency of future advisory votes on executive compensation.

As required by the Dodd-Frank Act, this vote does not overrule any decisions by the Board of Directors, will not create or imply any change to or any additional fiduciary duties of the Board of Directors and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.

Our Board of Directors recommends a vote for

an advisory vote on executive compensation every ONE year.

COMPENSATION OF DIRECTORS

Director Compensation Program for 2010

During 2010, our non-employee directors received annual cash compensation consisting of a $30,000 retainer and $1,000 per meeting for participation in meetings of the Board of Directors and its committees. Members of the Audit Committee (other than the chairman) received a retainer of $7,500 and the Chairman of the Audit Committee received a $12,500 retainer. The Chairman of the Compensation and Nominating Committee received a $7,500 retainer. The Chair of the Corporate Governance Committee received an annual retainer of $2,500. Our employees did not receive any additional compensation for serving on the Board of Directors. The non-executive Chairman of the Board of Directors received an annual retainer of $50,000.

Our non-employee directors also received annual equity compensation consisting of 2,500 restricted shares of our Common Stock issued at each annual meeting of stockholders and vesting in full at our next annual meeting of stockholders. Our non-executive Chairman of the Board also received additional annual equity compensation consisting of 2,500 restricted shares of our Common Stock issued at each annual meeting of stockholders that vests in full at our next annual meeting of stockholders. We also provided our non-employee directors a one-time grant of options to purchase 5,000 shares of our Common Stock upon their initial election to the Board of Directors. Our policy of granting options to new non-employee directors was generally approved by the Board of Directors in connection with the establishment of our overall non-employee director compensation package and thus the specific grant of any such options to new non-employee directors occurs automatically on the date of such director’s initial election to the Board. In addition, the option exercise price has been equal to or higher than the closing price of our Common Stock on the NASDAQ Global Market on the grant date.

Director Compensation Program Effective for 2011

On March 4, 2011, the Board of Directors, upon the recommendation of the Compensation and Nominating Committee, approved changes to our director compensation program. In connection with its recommended changes, the Compensation and Nominating Committee engaged its external compensation consultant, Mercer LLC, to conduct a review of Carmike’s director compensation in order to assess its competitiveness and to provide a recommendation for a revised compensation structure. In early 2011, Mercer LLC reviewed director pay levels of a 15-company peer group and published survey data on board pay practices. Mercer’s analysis covered both cash and equity compensation, including retainers, meeting fees, committee chair fees, stock options and full value awards.

As a result of this review, the Compensation and Nominating Committee determined to recommend the following changes to director compensation based on the competitive landscape: (a) increase the annual board retainer, (b) eliminate board meeting fees, (c) target a $45,000 annual equity grant value in stock-settled restricted stock units and (d) issue stock-settled restricted stock units (as opposed to stock options) to newly elected directors. However, the Compensation and Nominating Committee determined that committee chair and member compensation was competitive and no adjustments were warranted at this time.

Beginning at the Annual Meeting, our non-employee directors will receive annual cash compensation consisting of a $40,000 retainer and $1,000 per meeting for participation in meetings of the committees of the Board of Directors and for participation in meetings of the independent directors unrelated to board or committee meetings. The Board of Directors eliminated the per-meeting fee for Board of Directors meetings. Members of the Audit Committee (other than the chairman) will continue to receive a retainer of $7,500 and the Chairman of the Audit Committee will continue to receive a $12,500 retainer. The Chairman of the Compensation and Nominating Committee will continue to receive a $7,500 retainer and the Chair of the Corporate Governance Committee will continue to receive an annual retainer of $2,500. Our employees will not receive any additional compensation for serving on the Board of Directors. The non-executive Chairman of the Board of Directors will receive an annual retainer of $60,000.

Our non-employee directors will receive annual equity compensation in the form of a stock-settled restricted stock unit grant valued at $45,000, issued at each annual meeting of stockholders and vesting in full at our next annual meeting of stockholders. Our non-executive Chairman of the Board will receive an additional stock-settled restricted stock unit grant valued at $30,000 issued at each annual meeting of stockholders that vests in full at our next annual meeting of stockholders. Upon their initial election to the Board of Directors, we will provide our non-employee directors a one-time grant of stock-settled restricted stock units valued at $45,000, vesting in full on the first anniversary of such director’s election to the Board.

Director compensation during 2010 was as follows:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Jeffrey W. Berkman	$34,349	$33,600	$67,949
James A. Fleming	$58,500	$33,600	$92,100
Alan J. Hirschfield (3)	$56,500	$33,600	$90,100
Roland C. Smith (4)	$73,500	$67,200	$140,700
Patricia A. Wilson (5)	$62,000	$33,600	$95,600

(1)	Fred W. Van Noy, our Senior Vice President and Chief Operating Officer, and S. David Passman III, our President and Chief Executive Officer, are not included in this table as they did not receive compensation for their service as a director. The compensation received by Mr. Van Noy and Mr. Passman as employees is shown in the Summary Compensation Table above.

(2)	The amount reflects the fair value of stock awards at the grant date. The value is calculated in accordance with ASC 718. The assumptions made in connection with the valuation of these awards are described in Note 9 to the notes to our consolidated financial statements in our 2010 Annual Report on Form 10-K. As of December 31, 2010, each director had outstanding (i) 2,500 unvested shares of restricted stock, which will vest at our Annual Meeting and (ii) options to purchase 5,000 shares of Common Stock. In addition, Mr. Smith had outstanding an additional 2,500 unvested shares of restricted stock, which will also vest at the Annual Meeting.

(3)	Mr. Hirschfield is the Chairman of the Audit Committee.

(4)	Mr. Smith is the non-executive Chairman of the Board and the Chairman of the Compensation and Nominating Committee.

(5)	Ms. Wilson is the Chair of the Corporate Governance Committee.

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT

In setting compensation, our Compensation and Nominating Committee considers the risks to our stockholders that may be inherent in our overall compensation program. The Compensation and Nominating Committee has reviewed our compensation policies and practices and concluded that our compensation program is designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and does not encourage executives to take unnecessary or excessive risks.

COMPENSATION COMMITTEE REPORT

The Compensation and Nominating Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement for the 2011 Annual Meeting of Stockholders and, based on this review and these discussions with management, the Compensation and Nominating Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement for the 2011 Annual Meeting of Stockholders for filing with the SEC.

By the Compensation and Nominating Committee:	Roland C. Smith, Chairman
James A. Fleming
Patricia A. Wilson
April 8, 2011

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CORPORATE GOVERNANCE

Recent Corporate Governance Initiatives

In March 2011, our Board of Directors, upon the recommendation of our Compensation and Nominating Committee, and in consultation with our Corporate Governance Committee, adopted a number of corporate governance initiatives designed to improve our governance structure. These initiatives are described below.

Stock Ownership Guidelines

Effective March 4, 2011, the Board of Directors, upon the recommendation of the Compensation and Nominating Committee, amended our Corporate Governance Guidelines to revise the stock ownership guidelines applicable to executive officers and non-employee directors. Under the new guidelines, the stock ownership goal is determined based on a dollar-amount multiple of the executive officer’s base salary, or the non-employee director’s annual cash retainer (as in effect as of the Annual Meeting), as set forth below.

Position	Multiple of Base Salary / Annual Cash Retainer
Chief Executive Officer	3x
Chief Operating Officer	1.5x
Chief Financial Officer	1.5x
General Counsel	1.5x
Vice President and General Manager Operations	1.5x
Non-employee directors	3x

The exact number of shares required under the ownership guideline is determined by dividing the dollar-amount multiple by the average closing share price for the 30-day period prior to March 4, 2011. For executives or non-employee directors appointed after March 4, 2011, the number of shares is determined based on the average closing price for the 30-day period prior to appointment. The Board of Directors expects each executive officer and non-employee director to acquire his or her required ownership level within the later of five years following appointment as an executive officer or non-employee director or March 4, 2016.

The following types of holdings would satisfy the director and executive officer stock ownership requirements:

•	shares purchased on the open market;

•	shares owned outright by the director or executive, or by members of his or her immediate family residing in the same household, whether held individually or jointly;

•	restricted stock and stock-settled restricted stock units received pursuant to our compensation plans, whether or not vested; and

•	shares held in trust for the benefit of the director or executive or his or her immediate family, or by a family limited partnership or other similar arrangement.

The Board of Directors recognizes that exceptions to the stock ownership guidelines may be necessary or appropriate in individual cases and the Chair of the Corporate Governance Committee may approve such exceptions from time to time as he or she deems appropriate. In addition, the Board of Directors or the Compensation and Nominating Committee will re-evaluate the stock ownership goals annually and may adjust these goals as they deem appropriate.

Equity Holding Period Requirements

Effective March 4, 2011, the Board of Directors, upon the recommendation of the Compensation and Nominating Committee, amended our Corporate Governance Guidelines to establish holding period requirements for equity received by executives and non-employee directors pursuant to our equity incentive and director compensation plans. The Board expects each executive office and non-employee director to hold, for a period of at least 24 months after vesting:

•	50% of the net after-tax portion of restricted stock awards and restricted stock unit awards settled in shares of our common stock, and

•	50% of the net post-exercise and after-tax portion of shares of common stock issued upon exercise of stock option awards granted through our compensation plans.

These holding periods will continue to apply notwithstanding satisfaction of the stock ownership guidelines described above.

Incentive-Based Compensation Recoupment (“Clawback”) Policy

Effective March 4, 2011, the Board of Directors, upon the recommendation of the Compensation and Nominating Committee, adopted an incentive-based compensation recovery policy for executive officers. If we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, we will seek to recover incentive-based compensation (including stock options) from any of our current or former executive officers who received incentive-based compensation during the three-year period preceding the date on which we are required to prepare the accounting restatement. We will seek to recover the excess of the incentive-based compensation paid to the executive officer based on the erroneous data over the incentive-based compensation that would have been paid to the executive officer if the financial accounting statements had been as presented in the restatement.

Corporate Governance Information

The Corporate Governance Guidelines, the Code of Conduct for Officers, Directors and Employees, the Clawback Policy and the charters for the Compensation and Nominating Committee, Corporate Governance Committee and Audit Committee are available, along with other corporate governance information, on our company website at www.carmike.com.

Board Meetings

The business of Carmike is managed under the direction of the Board of Directors. The Board of Directors met six times during the year ended December 31, 2010. Each of the incumbent directors attended at least 75% of the aggregate of: (1) the total meetings of the Board of Directors held during the period that he or she served during 2010 and (2) the total meetings held by all committees of the Board on which he or she served during 2010. The Board of Directors has adopted a policy whereby directors are expected to attend Carmike’s Annual Meeting of Stockholders. At the 2010 Annual Meeting of Stockholders, all of the members of the Board of Directors were present.

Board Leadership Structure

Until January 2009, Carmike operated under the traditional U.S. board leadership structure with our Chief Executive Officer serving as Chairman of the Board. In addition, between 2006 and January 2009, our Board of Directors also utilized a lead independent director to provide a source of Board leadership complementary to that of the Chief Executive Officer and Chairman of the Board. However, upon the departure of Michael W. Patrick, who had served as our Chief Executive Officer since March 1989 and Chairman of the Board since January 2002, the Board of Directors re-evaluated its leadership structure. Beginning in June 2009 with the appointment of Mr. Passman as our new President and Chief Executive Officer, the Board determined that it would be preferable for one of our independent directors to serve as non-executive Chairman of the Board. Mr. Smith was elected our non-executive Chairman of the Board on June 4, 2009. Mr. Smith has over eight years experience serving on our Board, and is currently President and Chief Executive Officer and a director of Wendy’s/Arby’s Group, Inc. At this time, we believe this Board leadership structure is appropriate for our company and our stockholders.

We believe it is the Chief Executive Officer’s responsibility to run the company and the Chairman’s responsibility to run the Board of Directors. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an independent Chairman of the Board whose sole job is leading the Board. In making the decision to appoint an independent Chairman of the Board, the Board of Directors considered the time that Mr. Passman is required to devote to the Chief Executive Officer position. By having another director serve as Chairman of the Board, Mr. Passman is able to focus his entire energy on running Carmike. In addition, this provides strong leadership for our Board of Directors, while also positioning the Chief Executive Officer as the leader of our company in the eyes of our employees and other stakeholders.

The Board of Directors determines its leadership structure from time to time. As part of the annual board self-evaluation process, the Board of Directors evaluates its leadership structure to ensure that the structure is appropriate for Carmike and its stockholders. We recognize that different board leadership structures may be appropriate for Carmike in the future, depending upon the applicable circumstances. However, the Board of Directors believes the current leadership structure, with Mr. Passman as Chief Executive Officer and Mr. Smith as Chairman of the Board, is the appropriate structure for Carmike at this time.

Risk Oversight

The Audit Committee is primarily responsible for overseeing Carmike’s risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management periodically regarding Carmike’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers Carmike’s risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks facing Carmike and on Carmike’s general risk management strategy, and also ensure that risks undertaken by Carmike are consistent with the Board of Director’s risk management philosophy. While the Board of Directors oversees Carmike’s risk management, Carmike’s management is responsible for the day-to-day risk management process. This division of responsibilities is an effective approach for addressing the risks facing Carmike, and the Board’s leadership structure supports this approach.

Committees of the Board of Directors

Executive Committee

The Executive Committee consists of S. David Passman III, as Chairman, Roland C. Smith, and Alan J. Hirschfield. The Executive Committee met one time during the year ended December 31, 2010.

The primary purpose of the Executive Committee is to assist the Board of Directors in fulfilling its responsibilities relating to capital expenditures, investments, acquisitions and financing activities based on the criteria established in the Committee’s charter. The Executive Committee is responsible for reviewing and approving transactions and agreements related to dispositions, acquisitions, joint ventures, capital expenditures, developments and refurbishments, indebtedness and vendor and supplier obligations.

Compensation and Nominating Committee

The Compensation and Nominating Committee currently consists of Roland C. Smith, as Chairman, James A. Fleming and Patricia A. Wilson. The Board of Directors has determined that all members of the

Compensation and Nominating Committee are independent as defined under the rules and regulations of the SEC and applicable listing standards of The Nasdaq Stock Market, Inc. (the “Nasdaq listing standards”). In addition, the Board of Directors has determined that each member meets the requirements of a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act and an “outside director” under Section 162(m) of Code. The Compensation and Nominating Committee met five times during the year ended December 31, 2010.

The Compensation and Nominating Committee is responsible for, among other things:

•	approving all salary arrangements and other remuneration for the Chief Executive Officer and other senior officers of Carmike;

•	administering the Carmike Cinemas, Inc. 2002 Stock Plan and the 2004 Incentive Stock Plan;

•	reviewing annual incentive opportunity levels and goals;

•	reviewing and approving employment agreements, severance agreements and change in control agreements for the Chief Executive Officer and other senior officers of Carmike;

•	assisting the Board of Directors in developing and evaluating candidates for executive positions, including the Chief Executive Officer, and overseeing the development of executive succession plans;

•	selecting and recommending potential candidates to be nominated for election to the Board of Directors;

•	making recommendations to the Board of Directors concerning the structure and membership of other Board committees; and

•	evaluating and recommending to the Board of Directors the resignation of individual directors for appropriate reasons, as determined by the Committee in its discretion.

Corporate Governance Committee

The Corporate Governance Committee currently consists of Patricia A. Wilson, as Chairperson, Jeffrey W. Berkman, S. David Passman III, and Fred W. Van Noy. The Corporate Governance Committee met one time during the year ended December 31, 2010.

The primary purpose of the Corporate Governance Committee is to assist the Board of Directors in fulfilling its responsibilities relating to ensuring that Carmike’s corporate governance policies, procedures and practices continue to effectively promote the best interests of Carmike’s stockholders.

The Corporate Governance Committee is responsible for, among other things:

•	reviewing any questions regarding the independence of directors;

•	overseeing the periodic evaluation of the Board of Directors and its committees as deemed appropriate;

•	reviewing and reassessing the adequacy of the Corporate Governance Guidelines periodically and recommending any proposed changes to the Board of Directors for approval;

•	advising and making recommendations to the Board of Directors on matters concerning corporate governance and directorship practices; and

•	ensuring that the independent members of the Board of Directors meet in regularly scheduled executive sessions at which only independent directors are present.

Audit Committee

The Audit Committee currently consists of Alan J. Hirschfield, as Chairman, James A. Fleming and Patricia A. Wilson. The Board of Directors has determined that each member of the Audit Committee is independent under applicable law and the rules and requirements of the SEC and the Nasdaq listing standards. In addition, the Board of Directors has determined that each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards, and Mr. Fleming is designated by the Board of Directors as an “audit committee financial expert” under SEC rules, and meets the Nasdaq professional experience requirements.

The Audit Committee is responsible for, among other things:

•	directly appointing, retaining, overseeing, compensating and terminating the independent auditors;

•	discussing with the independent auditors their independence;

•	reviewing with the independent auditors the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by the independent auditors;

•	reviewing and approving all related party transactions;

•	overseeing the financial reporting process and discussing with management and the independent auditors the interim and annual financial statements that Carmike files with the SEC; and

•	reviewing and monitoring Carmike’s accounting principles, policies and financial and accounting controls.

The Audit Committee met six times during the year ended December 31, 2010.

Director Independence

The Board of Directors annually reviews and analyzes the independence of each director under the requirements of the Sarbanes-Oxley Act of 2002, the Exchange Act, SEC rules and regulations, the Nasdaq listing standards and the Code.

The purpose of the review is to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members are inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its committees. During this review, the Board of Directors examines transactions and relationships between directors or their affiliates and Carmike or senior management.

As a result of this review, for 2011, the Board of Directors affirmatively determined that all current directors and nominees for director are independent for purposes of serving on the Board of Directors, except for S. David Passman III and Fred W. Van Noy. The Board of Directors has further determined that all members of the Audit Committee and the Compensation and Nominating Committee are independent. There are no independence requirements for the Executive Committee or the Corporate Governance Committee. S. David Passman III and Fred W. Van Noy are not considered independent because they are employed by Carmike.

In evaluating the independence of Jeffrey W. Berkman, the Board of Directors also considered certain business arrangements between Carmike and Bigfoot Ventures Ltd., Mr. Berkman’s former employer. The Board of Directors concluded these transactions did not impact Mr. Berkman’s independence because they were the result of arm’s-length negotiations and were immaterial to the businesses of both Carmike and Bigfoot.

Selection of Director Nominees

The Compensation and Nominating Committee is responsible for evaluating candidates for election to the Board of Directors at Carmike’s annual meeting. The Compensation and Nominating Committee also evaluates candidates for election to the Board of Directors from time to time and to fill vacancies on the Board between annual meetings.

General Criteria and Process.

Pursuant to its charter and the Corporate Governance Guidelines, the Compensation and Nominating Committee is responsible for reviewing with the Board of Directors, at least annually, the requisite balance of skills and areas of expertise and other appropriate qualification standards of its individual directors, as well as the composition of the Board of Directors as a whole. The Compensation and Nominating Committee will review each incumbent director’s qualifications for renomination for continued service on the Board of Directors. This assessment will include, but not be limited to, the following director qualification factors:

•	the highest personal and professional ethics, integrity, values, ability and judgment;

•	understanding Carmike’s business environment;

•	ability to make independent analytical inquiries and judgments;

•	skills and experience in the context of the needs of the Board of Directors;

•	breadth of business and organizational skills, background and experience; and

•	“independence” as contemplated by applicable legal and regulatory requirements.

The Compensation and Nominating Committee will also consider these qualifications in identifying and evaluating director candidates for nomination to the Board of Directors. In addition, the Compensation and Nominating Committee generally believes that director candidates should be committed to representing the long-term interests of the stockholders, willing to devote sufficient time to carry out their duties and responsibilities effectively and committed to serving on the Board of Directors for an extended period of time. The Compensation and Nominating Committee may retain a third-party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.

The Compensation and Nominating Committee’s process for selecting nominees begins with an evaluation of the qualifications and performance of incumbent directors and a determination of whether the Board of Directors or its committees have specific unfulfilled needs. The Compensation and Nominating Committee then considers candidates identified by the Committee, other directors, Carmike’s executive officers and stockholders, and, if applicable, a third party search firm. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the Board of Directors and its committees. The Compensation and Nominating Committee then selects nominees to recommend to the Board of Directors, which considers and makes the final selection of director nominees and directors to serve on its committees. The Compensation and Nominating Committee may use whatever process it deems appropriate under the circumstances when evaluating nominees recommended by stockholders.

Board Diversity

We do not have a formal policy regarding board diversity. Our Compensation and Nominating Committee currently believes that, while diversity and variety of experiences and viewpoints represented on the Board of Directors should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, gender, national origin or sexual orientation or identity. In selecting a nominee, the Compensation and Nominating Committee focuses on skills, expertise or background that would complement the existing Board of Directors.

Stockholder Recommendations of Nominees

The Compensation and Nominating Committee has not adopted a specific policy regarding the consideration of director nominees recommended by stockholders. As described in the Corporate Governance Guidelines, stockholders who wish to recommend nominees for consideration by the Compensation and Nominating Committee may submit their nominations in writing to our Secretary at our corporate address provided in this proxy statement. The Compensation and Nominating Committee may consider such stockholder nominations when it evaluates and recommends nominees to the Board of Directors for submission to the stockholders at each annual meeting, or in connection with filling vacancies on the Board.

As of December 20, 2010, the Compensation and Nominating Committee had not received a recommended nominee, in connection with the 2011 Annual Meeting of Stockholders, from any stockholder or group of stockholders that had beneficially owned more than 5% of Carmike’s Common Stock for more than one year at the time of such recommendation.

For additional important information regarding stockholder nominations of directors and stockholder proposals, please see the “Stockholder Proposals” section of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

AND MANAGEMENT

Security Ownership of Certain Beneficial Holders

The following table sets forth certain information as to our Common Stock beneficially owned by each person, other than persons whose ownership is reflected under the caption “Security Ownership of Management,” who is known by us to own, directly or indirectly, more than 5% of the outstanding shares of our Common Stock as of the dates set forth below, and reflects information presented either in each such person’s filings with the SEC or otherwise provided to us. Unless otherwise indicated in the footnotes, all of such ownership is direct and the indicated person or entity has sole voting and dispositive power.

Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class (1)
Bigfoot Ventures Ltd. (2) 2/f Beautiful Group Tower 74-77 Connaught Road Central, Hong Kong	1,853,852	14.4%

Manatuck Hill Partners LLC (3) 1465 Post Road East Westport, CT 06880	1,256,300	9.75%

(1)	Percent of class is with respect to 12,882,673 outstanding shares of Common Stock as of March 31, 2011.

(2)	According to the Form 4 filed March 9, 2009, Bigfoot Ventures Ltd. has voting and dispositive authority over the 1,853,852 shares.

(3)	According to the Schedule 13F filed January 31, 2011, Manatuck Hill Partners LLC has sole voting and dispositive authority over the 1,256,300 shares.

Security Ownership of Management and Directors

Unless otherwise indicated, the following table sets forth certain information known to us regarding the beneficial ownership of our Common Stock as of March 31, 2011 by:

•	our current directors and nominees;

•	our named executive officers; and

•	all executive officers and directors as a group.

Unless otherwise indicated in the footnotes, all of such ownership is direct and the indicated person has sole voting and dispositive power. The address for the following individuals is: c/o Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901.

Name of Beneficial Owner	Beneficial Ownership	Percent of Class (1)
S. David Passman III (2)	223,833	1.72%
Richard B. Hare (3)	60,207	*
Fred W. Van Noy (4)	148,766	1.14%
Lee Champion (5)	34,127	*
John Lundin (6)	15,666	*
Jeffrey W. Berkman (7)	7,500	*
James A. Fleming (8)	10,000	*
Alan J. Hirschfield (9)	98,250	*
Roland C. Smith (10)	22,750	*
Patricia A. Wilson (11)	17,750	*
All directors and executive officers as a group (12 persons) (12)	693,057	5.25%

*	Indicates less than 1%.

(1)	Percent of class is with respect to 12,882,673 outstanding shares of our Common Stock as of March 31, 2011.

(2)	Includes options to purchase 95,000 shares, vested or vesting within 60 days of March 31, 2011.

(3)	Includes options to purchase 23,333 shares, vested or vesting within 60 days of March 31, 2011.

(4)	Includes options to purchase 111,000 shares, vested or vesting within 60 days of March 31, 2011.

(5)	Includes options to purchase 15,833 shares, vested or vesting within 60 days of March 31, 2011.

(6)	Includes options to purchase 7,666 shares, vested or vesting within 60 days of March 31, 2011.

(7)	Represents vested options to purchase 5,000 shares.

(8)	Includes vested options to purchase 5,000 shares.

(9)	Includes 30,000 shares owned by the Alan J. Hirschfield Living Trust and vested options to purchase 5,000 shares.

(10)	Includes vested options to purchase 5,000 shares.

(11)	Includes vested options to purchase 5,000 shares.

(12)	Includes options to purchase 316,498 shares, vested or vesting within 60 days of March 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In accordance with its charter, our Audit Committee is responsible for reviewing and approving all related party transactions. Although we have not entered into any financial transactions with any immediate family member of a director or executive officer of Carmike, if we were to do so, any such transaction would need to be reviewed and approved by our Audit Committee. A report is made to our Audit Committee annually by our management and our independent auditor disclosing any known related party transactions. No reportable transactions occurred during fiscal 2010.

COMPENSATION AND NOMINATING COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation and Nominating Committee are Messrs. Smith and Fleming and Ms. Wilson. None of the members of the Compensation and Nominating Committee during 2010 has ever been one of our officers or employees. In addition, none of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or on the Compensation and Nominating Committee.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for action at the meeting. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

COMPENSATION PLANS

The following table presents information as of December 31, 2010 about our Common Stock that may be issued upon the exercise of outstanding options, warrants and rights under our 2002 Stock Plan and our 2004 Incentive Stock Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2002 Stock Plan (1)	0		15,640
2004 Incentive Stock Plan (2)	874,500	16.14	416,250
Total/Weighted Average	874,500	16.14	431,890
Equity compensation plans not approved by stockholders	None	None	None

Total	874,500		431,890

(1)	As of December 31, 2010, of the 15,640 shares remaining available for future grant under the 2002 Stock Plan, all were available for grant as stock units or stock grants.

(2)	As of December 31, 2010, of the 416,250 shares remaining available for future grant under the 2004 Incentive Stock Plan, 135,250 were available for grant as stock grants.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Carmike’s directors and executive officers, and persons who beneficially own more than 10% of any class of Carmike’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of Carmike. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Carmike with copies of all Section 16(a) reports they file. To Carmike’s knowledge, based solely on a review of the copies of such reports furnished to Carmike and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 2010.

Stockholder Proposals

Rule 14a-8 Proposals for Our 2012 Proxy Statement

Any stockholder of Carmike who wishes to present a proposal at the 2012 Annual Meeting of Stockholders of Carmike and who wishes to have such proposal included in Carmike’s proxy statement for that meeting must deliver a copy of such proposal to Carmike not later than December 22, 2011. Carmike reserves the right to decline to include in Carmike’s proxy statement any stockholder’s proposal that does not comply with the rules of the SEC for inclusion therein.

Stockholder Proposals of Business at an Annual Meeting

Under our By-laws, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting, outside the processes of Rule 14a-8, if the stockholder is:

•	a stockholder of record on the record date for determining stockholders entitled to vote at the annual meeting;

•	a stockholder of record on the date the stockholder gives notice of the proposal to our Corporate Secretary; and

•	entitled to vote at the meeting.

In addition, the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our By-laws, our Corporate Secretary must receive advance notice of a proposal for business at the 2012 Annual Meeting between January 21, 2012 and February 20, 2012, provided however, if and only if the 2012 Annual Meeting is not scheduled to be held between April 20, 2012 and June 19, 2012, such stockholder’s notice must be delivered to our Corporate Secretary by the later of:

•	the tenth day following the date of the Public Announcement (as defined in our By-laws) of the date of the 2012 Annual Meeting; or

•	90 days prior to the date of the 2012 Annual Meeting.

The advance notice of the proposal must contain certain information specified in our By-laws, including information concerning the proposal and the stockholder proponent, and the stockholder must update and supplement that information:

•	as of, and within five business days of, the record date for the 2012 Annual Meeting; and

•	as of ten business days prior to the 2012 Annual Meeting and not later than eight business days prior to the Annual Meeting.

The foregoing description is only a summary of the requirements of our By-laws. Stockholders intending to submit a proposal of business at the 2012 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our By-laws, which were filed with the SEC as an exhibit to a Form 8-K on January 22, 2009.

Stockholder Nominations of Directors at an Annual Meeting

Stockholders may nominate directors for election at an annual meeting without consideration by the Compensation and Nominating Committee by complying with the eligibility, advance notice and other provisions of our By-laws. Under our By-laws, a stockholder is eligible to submit a stockholder nomination of directors at an annual meeting if the stockholder is:

•	a stockholder of record on the record date for determining stockholders entitled to vote at the annual meeting;

•	a stockholder of record on the date the stockholder gives notice of the nomination to our Corporate Secretary; and

•	entitled to vote at the meeting.

The stockholder also must provide timely notice of the nomination in writing to our Corporate Secretary. To be timely under our By-laws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2012 Annual Meeting between January 21, 2012 and February 20, 2012, provided however, if and only if the 2012 Annual Meeting is not scheduled to be held between April 20, 2012 and June 19, 2012, such stockholder’s notice must be delivered to our Corporate Secretary by the later of:

•	the tenth day following the date of the Public Announcement (as defined in our By-laws) of the date of the 2012 Annual Meeting; or

•	90 days prior to the date of the 2012 Annual Meeting.

The advance notice of the nomination must contain certain information specified in our By-laws, including information concerning the nominee and the stockholder proponent, and the stockholder must update and supplement that information:

•	as of, and within five business days of, the record date for the 2012 Annual Meeting; and

•	as of ten business days prior to the 2012 Annual Meeting and not later than eight business days prior to the Annual Meeting.

The foregoing description is only a summary of the requirements of our By-laws. Stockholders intending to submit a nomination for the 2012 Annual Meeting must comply with the provisions specified in our By-laws, which were filed with the SEC as an exhibit to a Form 8-K on January 22, 2009.

In order for proposals submitted outside the processes of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the deadline date for stockholder proposals determined pursuant to our By-laws, as described above.

Contact Information

Stockholder proposals should be sent to:

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

Attention: Corporate Secretary

Stockholder Communications with the Board of Directors

The independent members of Carmike’s Board of Directors have adopted a formal process by which stockholders may communicate with the Board of Directors. Stockholders who wish to communicate with the Board of Directors as a group, our non-executive Chairman or the non-management directors as a group may do so by sending written communications addressed to the Corporate Secretary of Carmike Cinemas, Inc., Attention: Board of Directors, 1301 First Avenue, Columbus, Georgia 31901. This information is also contained on Carmike’s website at www.carmike.com.

Annual Report

Carmike is providing a copy of our 2010 Annual Report to stockholders (including the consolidated financial statements, schedules and amendments thereto but excluding exhibits) to all stockholders with this proxy statement.

Carmike will provide without charge a copy of the 2010 Annual Report on Form 10-K filed with the SEC (including the consolidated financial statements, schedules and amendments thereto but excluding exhibits) upon written request to the Corporate Secretary, Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901.

Householding

As permitted by the Exchange Act, only one copy of this proxy statement and Carmike’s 2010 Annual Report are being delivered to stockholders residing at the same address, unless such stockholders have notified Carmike of their desire to receive multiple copies of the proxy statement or annual report. Carmike will promptly deliver, upon oral or written request, a separate copy of the annual report or proxy statement, as applicable, to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Corporate Secretary, by phone (706) 576-3400 or by fax at (706) 576-3419 or by mail to Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901.

Stockholders residing at the same address and currently receiving only one copy of the proxy statement or annual report may contact the Corporate Secretary by fax at (706) 576-3419 or by mail to Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901, to request multiple copies in the future. Stockholders residing at the same address and currently receiving multiple copies may contact Investor Relations to request that only a single copy of the proxy statement and annual report be mailed in the future.

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

APPENDIX A

CARMIKE CINEMAS, INC.

2004 INCENTIVE STOCK PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 20, 2011)

TABLE OF CONTENTS

§1.	BACKGROUND AND PURPOSE		1

§2.	DEFINITIONS		1
	2.1	Affiliate	1
	2.2	Board	1
	2.3	Carmike	1
	2.4	Change Effective Date	1
	2.5	Change in Control	1
	2.6	Code	2
	2.7	Committee	2
	2.8	Director	2
	2.9	Eligible Employee	2
	2.10	Fair Market Value	2
	2.11	ISO	2
	2.12	1933 Act	2
	2.13	1934 Act	2
	2.14	Non-ISO	2
	2.15	Option	2
	2.16	Option Certificate	2
	2.17	Option Price	3
	2.18	Parent	3
	2.19	Plan	3
	2.20	Preexisting Plan	3
	2.21	Rule 16b-3	3
	2.22	SAR Value	3
	2.23	Shareholders’ Agreement	3
	2.24	Stock	3
	2.25	Stock Appreciation Right	3
	2.26	Stock Appreciation Right Certificate	3
	2.27	Stock Grant	3
	2.28	Stock Grant Certificate	3
	2.29	Stock Unit Grant	3
	2.30	Subsidiary	3
	2.31	Ten Percent Shareholder	3

§3.	SHARES AND GRANT LIMITS		4
	3.1	Shares Reserved	4
	3.2	Source of Shares	4
	3.3	Use of Proceeds	4
	3.4	Grant Limits	4
	3.5	Preexisting Plan	4

§4.	EFFECTIVE DATE		4

§5.	COMMITTEE		5

§6.	ELIGIBILITY AND ANNUAL GRANT CAPS		5

§7.	OPTIONS		5
	7.1	Committee Action	5
	7.2	$100,000 Limit	5
	7.3	Option Price	5
	7.4	Payment	6

A-i

	7.5	Exercise	6

§8.	STOCK APPRECIATION RIGHTS		6
	8.1	Committee Action	6
	8.2	Terms and Conditions	6
	8.3	Exercise	7

§9.	STOCK GRANTS		7
	9.1	Committee Action	7
	9.2	Conditions	7
	9.3	Dividends, Voting Rights and Creditor Status	8
	9.4	Satisfaction of Forfeiture Conditions	8
	9.5	Income Tax Deduction	9

§10.	NON-TRANSFERABILITY		9

§11.	SECURITIES REGISTRATION		9

§12.	LIFE OF PLAN		10

§13.	ADJUSTMENT		10
	13.1	Capital Structure	10
	13.2	Transactions Described in § 424	10
	13.3	Fractional Shares	11

§14.	CHANGE IN CONTROL		11

§15.	AMENDMENT OR TERMINATION		11

§16.	MISCELLANEOUS		12
	16.1	Shareholder Rights	12
	16.2	No Contract of Employment	12
	16.3	Withholding	12
	16.4	Construction	12
	16.5	Other Conditions	12
	16.6	Rule 16b-3	12

A-ii

§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of Carmike by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock and (3) to provide each Eligible Employee or Director with a stake in the future of Carmike which corresponds to the stake of each of Carmike’s shareholders.

§ 2.

DEFINITIONS

2.1 Affiliate—means any organization (other than a Subsidiary) that would be treated as under common control with Carmike under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2 Board—means the Board of Directors of Carmike.

2.3 Carmike—means Carmike Cinemas, Inc. and any successor to Carmike Cinemas, Inc.

2.4 Change Effective Date—means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.5 Change in Control—means a change in control of Carmike of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as

(a) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 30% or more of the combined voting power for election of directors of the then outstanding securities of Carmike or any successor to Carmike except a person who was a signatory to the Shareholders’ Agreement before such agreement expired and who becomes a beneficial owner of 30% or more of such securities as a result of a transaction with one, or more than one, other person who was also a signatory to the Shareholders’ Agreement before such agreement expired;

(b) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

(c) the shareholders of Carmike approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of Carmike shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of Carmike) or any dissolution or liquidation of Carmike or any sale or the disposition of 50% or more of the assets or business of Carmike; or

(d) shareholders of Carmike approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of Carmike immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.5(d)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Carmike common stock immediately before the consummation of such transaction, provided (C) the percentage described in § 2.5(d)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.5(d)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of Carmike by the persons described in § 2.5(d)(A) immediately before the consummation of such transaction.

2.6 Code—means the Internal Revenue Code of 1986, as amended.

2.7 Committee—means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.8 Director—means any member of the Board who is not an employee of Carmike or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of Carmike.

2.9 Eligible Employee—means an employee of Carmike or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

2.10 Fair Market Value—means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.11 ISO—means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.12 1933 Act—means the Securities Act of 1933, as amended.

2.13 1934 Act—means the Securities Exchange Act of 1934, as amended.

2.14 Non-ISO—means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.15 Option—means an ISO or a Non-ISO which is granted under § 7.

2.16 Option Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

2.17 Option Price—means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.18 Parent—means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of Carmike.

2.19 Plan—means this Carmike Cinemas, Inc. 2004 Incentive Stock Plan as effective as of the date approved by the shareholders of Carmike and as amended from time to time thereafter.

2.20 Preexisting Plan—means each of the following plans, as each such plan has been amended from time to time up to the date this Plan is effective: (a) the Carmike Cinemas, Inc. Employee and Consultant Long-Term Stock Incentive Plan and (b) the Carmike Cinemas, Inc. Non-Employee Directors Long-Term Stock Incentive Plan.

2.21 Rule 16b-3—means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.22 SAR Value—means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.23 Shareholders’ Agreement—means the agreement, dated as of January 31, 2002, by and among Carmike, Michael W. Patrick, GS Capital Partners III, L.P., GS Capital Partners III Offshore, L.P., Goldman Sachs & Co. Verwaltungs Gmbh, Bridge Street Fund 1998, L.P., Stone Street Fund 1998, L.P., the Jordan Trust, TJT(B), TJT(B) (Bermuda) Investment Company Ltd., David W. Zalaznick and Barbara Zalaznick, jt ten, Leucadia Investors, Inc. and Leucadia National Corporation as the then stockholders of Carmike.

2.24 Stock—means the common stock, $0.03 par value, of Carmike.

2.25 Stock Appreciation Right—means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.26 Stock Appreciation Right Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.27 Stock Grant—means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.

2.28 Stock Grant Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

2.29 Stock Unit Grant—means a grant under § 9 which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.

2.30 Subsidiary—means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of Carmike.

2.31 Ten Percent Shareholder—means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either Carmike, a Subsidiary or Parent.

§ 3.

SHARES AND GRANT LIMITS

3.1 Shares Reserved. There shall (subject to § 13) be reserved for issuance under this Plan (a) 2,430,000 shares of Stock plus (b) the number of shares of Stock which would remain available for issuance under each Preexisting Plan if shares were issued on the effective date of this Plan sufficient to satisfy grants then outstanding under such plan plus (c) the number of shares of Stock subject to grants under any Preexisting Plan which are outstanding on the effective date of this Plan and which are forfeited or expire on or after such effective date in accordance with the terms of such grants; provided, however, only the shares of Stock described in § 3.1(a) shall be issued in connection with the exercise of ISOs and nothing in this Plan shall affect any grants under any Preexisting Plan which are outstanding on the effective date of this Plan until such time, if any, that any shares of Stock subject to such grants are forfeited or grants respecting any shares of Stock expire on or after such effective date in accordance with the terms of such grants.

3.2 Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that Carmike deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by Carmike. All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan. Finally, if the Option Price under an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to Carmike in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan.

3.3 Use of Proceeds. The proceeds which Carmike receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of Carmike.

3.4 Grant Limits. Except as set forth in the following sentence, no Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 500,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 500,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the number of shares of Stock subject to such grant on the date of the grant exceeds 250,000 shares. In the calendar year an Eligible Employee is hired by Carmike, such newly hired Eligible Employee shall not be granted an Option to purchase (subject to § 13) more than 750,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 750,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to such newly hired Eligible Employee where the number of shares of Stock subject to such grant on the date of the grant exceeds 375,000 shares.

3.5 Preexisting Plan. No grants shall be made under any Preexisting Plan on or after the date this Plan becomes effective.

§ 4.

EFFECTIVE DATE

The effective date of this Plan shall be the date the shareholders of Carmike (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.

§ 5.

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on Carmike, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute an agreement which makes the Eligible Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of Carmike.

§ 6.

ELIGIBILITY AND ANNUAL GRANT CAPS

Only Eligible Employees who are employed by Carmike or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Eligible Employees and Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.

§7.

OPTIONS

7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not, absent the approval of Carmike’s shareholders, take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options or take any action to effect a cash buyout of any outstanding Option which has an Option Price in excess of the then Fair Market Value per share. Each grant of an Option to an Eligible Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest.

7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee, or through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

7.5 Exercise.

(a) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(b) Termination of Status as Eligible Employee or Director. Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.

STOCK APPRECIATION RIGHTS

8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time, but the Committee shall not, absent the approval of Carmike’s shareholders, take any action, whether through amendment, cancellation, replacement grants, or any other means to reduce the SAR Value of any outstanding Stock Appreciation Right or take any action to effect a cash buyout of any outstanding Stock Appreciation Right which has a SAR Value per share in excess of the then Fair Market Value per share. Each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2 Terms and Conditions.

(a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b) Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c) Minimum Period of Service. If the only condition to exercise a Stock Appreciation Right is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest.

8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. An Eligible Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from Carmike in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS

9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Directors. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

9.2 Conditions.

(a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of an Eligible Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by Carmike pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b) Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Director under a Stock Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Stock Grant shall not be available under § 3 after such grant is effective until such time, if any, as such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under § 3 as of the date of such forfeiture. Finally, Carmike shall have the right to require an Eligible Employee or Director to sign an irrevocable stock power in favor of Carmike with respect to forfeitable shares of Stock issued under this § 9.2(b) in order for Carmike to effect a forfeiture in accordance with this § 9.2(b).

(c) Minimum Period of Service. If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the three (3) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest.

9.3 Dividends, Voting Rights and Creditor Status.

(a) Cash Dividends. Except as otherwise set forth in a Stock Grant, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Carmike shall pay such cash dividend directly to such Eligible Employee or Director.

(b) Stock Dividends. If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Carmike shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant.

(c) Other. If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Carmike shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d) Voting. Except as otherwise set forth in a Stock Grant, an Eligible Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(e) General Creditor Status. An Eligible Employee and a Director to whom a Stock Unit Grant is made shall be no more than a general and unsecured creditor of Carmike with respect to any cash payable under such Stock Unit Grant.

9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.

9.5 Income Tax Deduction.

(a) General. The Committee shall (where the Committee under the circumstances deems in Carmike’s best interest) make Stock Grants and Stock Unit Grants to Eligible Employees either (1) subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant or Stock Unit Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for Carmike with respect such Stock Grant or Stock Unit Grant. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes.

(b) Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) Carmike’s return over capital costs or increases in return over capital costs, (2) Carmike’s total earnings or the growth in such earnings, (3) Carmike’s consolidated earnings or the growth in such earnings, (4) Carmike’s earnings per share or the growth in such earnings, (5) Carmike’s net earnings or the growth in such earnings, (6) Carmike’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) Carmike’s earnings before interest and taxes or the growth in such earnings, (8) Carmike’s consolidated net income or the growth in such income, (9) the value of Carmike’s common stock or the growth in such value, (10) Carmike’s stock price or the growth in such price, (11) Carmike’s return on assets or the growth on such return, (12) Carmike’s cash flow or the growth in such cash flow, (13) Carmike’s total shareholder return or the growth in such return, (14) Carmike’s expenses or the reduction of such expenses, (15) Carmike’s sales growth, (16) Carmike’s overhead ratios or changes in such ratios, (17) Carmike’s expense-to-sales ratios or the changes in such ratios, or (18) Carmike’s economic value added or changes in such value added.

(c) Adjustments. When the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of Carmike, discontinued operations, and the cumulative effects of accounting changes. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting Carmike, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in Carmike’s paying non-deductible compensation to an Eligible Employee).

§ 10.

NON-TRANSFERABILITY

No Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by an Eligible Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during an Eligible Employee’s or Director’s lifetime only by the Eligible Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Eligible Employee or Director.

§ 11.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by Carmike, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Carmike, shall deliver to Carmike a written statement satisfactory to Carmike to that effect. Furthermore, if so requested by Carmike, the Eligible Employee or Director shall make a written representation to Carmike that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to Carmike an opinion in form and substance satisfactory to Carmike of legal counsel satisfactory to Carmike that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of Carmike bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to Carmike of legal counsel satisfactory to Carmike that such registration is not required.

§ 12.

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:

(1) the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2) the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.

ADJUSTMENT

13.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the grant caps described in § 3, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants or Stock Unit Grants made under this Plan shall be adjusted by the Committee in an equitable manner to reflect any equity restructuring or change in the capitalization of Carmike, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits.

13.2 Transactions Described in § 424. The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 and the annual grant caps described in § 3. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants or Stock Unit Grants under this

Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code and without regard to the annual grant caps described in § 3 of this Plan) to make any Stock Grants and Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants, stock unit grants and stock option and stock appreciation right grants.

13.3 Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number of shares of Stock subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.

CHANGE IN CONTROL

If there is a Change in Control of Carmike, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants and the cash payable under any Stock Unit Grants; provided, if any issuance or forfeiture condition described in this § 14 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.

§ 15.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the shareholders of Carmike to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (2) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (x) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of Carmike or a transaction described in § 13.2 or § 14.

§ 16.

MISCELLANEOUS

16.1 Shareholder Rights. No Eligible Employee or Director shall have any rights as a shareholder of Carmike as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Director. Subject to § 9.3, an Eligible Employee’s or a Director’s rights as a shareholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

16.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

16.3 Withholding. Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which Carmike determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Director. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

16.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

16.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by Carmike, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by Carmike.

16.6 Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

IN WITNESS WHEREOF, Carmike has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

CARMIKE CINEMAS, INC.

By:

REVOCABLE PROXY

CARMIKE CINEMAS, INC.

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

COMMON STOCK PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 20, 2011

The undersigned hereby appoints S. DAVID PASSMAN III, FRED W. VAN NOY and LEE CHAMPION, and each of them, proxies with full power of substitution, to represent and to vote all the shares of the Common Stock of Carmike Cinemas, Inc. held of record by the undersigned on April 4, 2011 with respect to the Proposals set forth in this proxy and with discretionary authority on all other matters that come before the meeting, all as more fully described in the proxy statement received by the undersigned stockholder, at the Annual Meeting of Stockholders of Carmike Cinemas, Inc. to be held at the offices of King & Spalding LLP located at 1180 Peachtree Street, Atlanta, Georgia 30309 at 9:00 a.m. local time, on Friday, May 20, 2011, and any adjournments thereof.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS ONE, TWO, THREE AND FOUR AND FOR FUTURE VOTES ON EXECUTIVE COMPENSATION EVERY “ONE YEAR.”

		For all	Withhold for	For all except
1.	Election of Directors:	nominees	all nominees	(see below)
	Nominees: Jeffrey W. Berkman James A. Fleming Alan J. Hirschfield S. David Passman III Roland C. Smith Fred W. Van Noy Patricia A. Wilson	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For all except” and write that nominee’s name in the space provided below.

2.	Approve the amendment to our 2004 Stock Incentive Plan including an increase in the aggregate number of shares of common stock authorized for issuance under the Plan.	For	Against	Abstain
		☐	☐	☐

3.	Ratification of appointment of Deloitte and Touche LLP as our Independent Registered Public Accounting Firm.	For	Against	Abstain
		☐	☐	☐

4.	Approve, on an advisory basis, the executive compensation.	For	Against	Abstain
		☐	☐	☐

5.	Recommend the frequency of future advisory votes on executive compensation.	One Year	Two Years	Three Years	Abstain
		☐	☐	☐	☐

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted “FOR” Proposals one, two, three and four and for future votes on executive compensation every “ONE YEAR.”

Please sign exactly as name appears on Stock Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by the authorized person.

Please be sure to sign and date this Proxy in the space below.

Stockholder sign above	Date

Co-holder (if any) sign above	Date

Detach above card, sign, date and mail in postage paid envelope provided.

CARMIKE CINEMAS, INC.

1301 First Avenue

Columbus, Georgia 31901-2109

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.